UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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TIVO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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TiVo Inc.
2160 Gold Street
P.O. Box 2160
Alviso, CA 95002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, AUGUST 3, 2011
To our Stockholders:
The 2011 Annual Meeting of Stockholders of TiVo Inc., a Delaware corporation, will be held on Wednesday, August 3, 2011, beginning at 10:30 a.m. local time at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California. At the meeting, the holders of the Company's outstanding common stock will act on the following matters:
1.    Election of two directors to hold office until the 2014 Annual Meeting of Stockholders;
2.    Ratification of the selection of KPMG LLP as independent registered public accounting firm of TiVo for its fiscal year ending January 31, 2012;
3.    Approval to reserve an additional 5,000,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan;
4.    Approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay");
5.    Approve on a non-binding, advisory basis whether a Say-on-Pay vote should occur every one (1) year, every two (2) years, or every three (3) years; and
6.    Transaction of any other business as may properly come before the Annual Meeting.
All holders of record of shares of TiVo common stock at the close of business on June 8, 2011 are entitled to vote at the meeting and any postponements or adjournments of the meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to stockholders on or about June 22, 2011.

By order of the Board of Directors,

/s/ Thomas Rogers
Thomas Rogers
Chief Executive Officer and President
Alviso, California
May 31, 2011
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

TiVo Inc.
2160 Gold Street
P.O. Box 2160
Alviso, CA 95002
PROXY STATEMENT
This proxy statement is being solicited on behalf of the Board of Directors of TiVo Inc. for use at the Annual Meeting of Stockholders of TiVo Inc., including any postponements or adjournments, to be held on Wednesday, August 3, 2011, beginning at 10:30 a.m. at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California. This proxy statement and accompanying proxy card are being first mailed to stockholders on or about June 22, 2011.
ABOUT THE MEETING AND VOTING
What is the purpose of the Annual Meeting?
At our 2011 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two directors, ratification of the selection of the Company's independent auditors, approval to reserve an additional 5,000,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan, approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”), approve on a non-binding, advisory basis whether a Say-on-Pay vote should occur every one (1) year, every two (2) years, or every three (3) years, and any other business as may properly come before the meeting.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business on June 8, 2011, the record date for the meeting, are entitled to receive notice of and to participate in the 2011 Annual Meeting. If you were a stockholder of record as of the close of business on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.
What are the voting rights of the holders of TiVo common stock?
Each outstanding share of TiVo common stock will be entitled to one vote on each matter considered at the meeting.
Who can attend the meeting?
Subject to space availability, all stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. Please also see “How do I vote?” for instructions on voting at the annual meeting if you hold your shares in “street name.”
What constitutes a quorum?
The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding as of the close of business on the record date, which is June 8, 2011, will constitute a quorum, permitting the meeting to conduct its business. At the close of business on May 16, 2011, there were 119,219,797 shares of our common stock outstanding and entitled to vote. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares of common stock considered to be present at the meeting.
How do I vote?
If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholder, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
Can I change my vote after I return my proxy card?
Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company at our principal executive office, 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

What are the Board of Director's recommendations?
Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
    for the election of two directors to hold office until the 2014 Annual Meeting of Stockholders (see Proposal 1);
    for ratification of the selection of KPMG LLP as independent registered public accounting firm for TiVo for its fiscal year ending January 31, 2012 (see Proposal 2);
    for approval to reserve an additional 5,000,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan (see Proposal 3);
    for approval on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay") (see Proposal 4); and
    for approval on a non-binding, advisory basis that a Say-on-Pay vote should occur every three (3) years (see Proposal 5).
With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
All votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted in accordance with the recommendations of the Board. With respect to any other business that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion, as the case may be with respect to the item not marked. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.
Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors, and any broker non-votes, will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
Approval to Reserve Additional Shares Pursuant to the Amended & Restated 2008 Equity Incentive Award Plan. The affirmative vote of a majority of the total votes cast on the proposal is required to approve the reservation of 5,000,000 additional shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan (the “2008 Equity Incentive Award Plan”). A properly executed proxy marked “Abstain” with respect to the reservation of additional shares for the 2008 Equity Incentive Award Plan, and any broker non-votes, will have the same effect as a vote against the proposal unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event abstentions and broker non-votes will not be counted as votes cast on such matter, although they will be counted for purposes of determining whether there is a quorum.
Advisory Vote on the Compensation of Named Executive Officers. An affirmative vote from the majority of the shares of common stock entitled to vote and represented, in person or by proxy, at the meeting is necessary to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities Exchange Commission ("Say-on-Pay"). Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers. You may vote to approve, on an advisory basis, the frequency of a Say-On-Pay vote every 1 year, every 2 years or every 3 years, or you may abstain from voting on this proposal. Our Board has recommended that a vote in favor of every 3 years to hold a Say-on-Pay vote. Because your vote is advisory, it will not be binding on the Board, the Compensation Committee or the Company.

However, the Board will review the voting results and take them into consideration when determining the frequency of a Say-on-Pay vote. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval at which a quorum is present as is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares present in person or represented by proxy. A properly executed proxy marked “Abstain” with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.
If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Share represented by such “broker non-votes” will, however be count in determining whether there is a quorum.
In the past, if you held your shares in street name and you did not indicate how you wanted to vote those shares in the election of directors, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Due to recent regulations changes, your bank or broker no longer has the ability to vote your uninstructed shares in the election of directors on a discretionary basis. Broker non-votes will not be counted as votes cast for or against the election of directors and will have no effect on the result of the vote.
There is no statutory or contractual right of appraisal or similar remedy available to those stockholders who dissent from any matter to be acted upon.

Who pays for the solicitation of proxies?
We will bear the entire cost of solicitation of proxies including preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by our directors, officers, or other regular employees. No additional compensation will be paid to our directors, officers, or other regular employees for such services.
In addition, we have retained MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY, 10016, to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of our common stock. For these services, we will pay MacKenzie Partners, Inc. a fee of $30,000, plus expenses.
Is my vote confidential?
Proxies, ballots, and voting tabulations are handled on a confidential basis to protect your voting privacy. Information will not be disclosed except as required by law.
How do I find out the voting results?
Preliminary voting results will be announced at the meeting and final voting results will be published in our Current Report on Form 8-K within four business days following the annual meeting. We will file this current report with the Securities and Exchange Commission (“SEC”). After the Form 8-K is filed, you may obtain a copy by:
    visiting our website; or
    contacting our Investor Relations department at (408) 519-9677.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on August 3, 2011.
This Proxy Statement and the 2011 Form 10-K are available on the Internet at: http://www.tivo.com/2011proxy.

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS
Our Amended & Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, with each class having a three-year term. Subject to certain limited exceptions, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.
The Board has selected two Class III director nominees to be re-elected at the 2011 Annual Meeting of Stockholders. All of the nominees for election to this class are currently directors of TiVo. The term of office of each person elected as a director at this meeting will continue until the 2014 Annual Meeting or until the director's successor has been duly elected or appointed and qualified, or until such director's earlier death, resignation, or removal. Mr. Uva, a Class III director, was not re-nominated to stand for re-election and his term will end as of the date of the 2011 Annual Meeting of Stockholders. As a result, the Board has closed his seat effective as of the date of the 2011 Annual Meeting of Stockholders such that no vacancy on the Board shall exist.
Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that any nominee will be unable to serve. There are no family relationships among any of the directors, director nominees, or executive officers of TiVo.

The names of the nominees, their ages as of May 1, 2011 and certain other information about them are set forth below:

Thomas Rogers

Age:	56

Director Since:	2003

Class/Expiration:	Class III/2011

Committee:	None

Principal Occupation:
President and Chief Executive Officer, TiVo Inc. since July 2005; Vice Chairman of TiVo from October 2004 to July 2005; Chairman of TRget Media, a media industry investment and operations advisory firm, from July 2003 to present; Senior Operating Executive for media and entertainment for large private equity firm Cerberus Capital Management from 2004 until July 2005; Chairman of the Board of Teleglobe International Holdings, Ltd. (NASDAQ:TLGB), a provider of international voice, data, internet, and mobile roaming services, from November 2004 to February 2006; Chairman and CEO of Primedia, Inc. (NYSE:PRM), a print, video, and online media company, from October 1999 until April 2003;, and President of NBC Cable and Executive Vice President, among other positions, at National Broadcasting Company, Inc., a television broadcast company, from January 1987 until October 1999.

Other Directorships:
Vice Chairman (previously, Acting Chairman) of the Board of SuperMedia, formerly Idearc Inc., which filed for bankruptcy in 2009 (NYSE: SPMD) since November 2006; formerly Chairman of the Board of Teleglobe International Holdings, Ltd. (NASDAQ: TLGB) from November 2004 to February 2006; formerly Chairman of the Board and Chief Executive Officer of Primedia, Inc. (NYSE:PRM), a print, video, and online media company, from October 1999 to April 2003.

Qualifications:
Mr. Rogers's qualifications for election to the Board include his extensive leadership and business experience as exemplified by his years of experience as a senior executive in the media, entertainment and technology industries including with Primedia, NBC (including his role in the founding of CNBC and MSNBC), and Cerberus Capital Management as a senior operating executive for media and entertainment as well as his in-depth knowledge of TiVo's business, strategy and management team, and his participation on our Board and other public company boards.

J. Heidi Roizen

Age:	53

Director Since:	2009

Class/Expiration:	Class III/2011

Committee:	Compensation Committee, Chair; Nominating and Governance Committee; and Strategy Committee.

Principal Occupation:
Professor, Technology Ventures Program at Stanford University's Management Science and Engineering Department since January 2011; Chief Executive Officer, Skinny Little Things LLC (SkinnySongs), a motivational music company, since January 2008; from 1997 to 2007, Managing Director of Mobius Venture Capital, a technology venture fund with $2 billion under management.

Other Directorships:
Yellow Pages Group (TSX YLO.UN) of Montreal, Canada from August 2009 until May 2011; formerly on the board of Online Resources, Inc. (NASDAQ: ORCC) from July 2008 to May 2009; Prysm, Inc., a private company, since March 2011.

Qualifications:
Ms. Roizen's qualifications for election to the Board include her leadership skills gained from her experience as a CEO of a consumer software company and a media company as well as leadership roles in leading trade associations in the venture and software industries, her business experience working with high growth technology companies, including as an executive at Apple leading developer relations initiatives, as an entrepreneur, and as a venture capital investor, as well as her participation on public company boards, including our Board and her role as Chair of the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE IN PROPOSAL 1

DIRECTORS NOT STANDING FOR ELECTION WHOSE TERMS DO NOT EXPIRE IN 2011
The members of the Board whose terms or directorships do not expire at the 2011 Annual Meeting and who are not standing for election at this year's Annual Meeting are set forth below:

Peter Aquino

Age:	50

Director Since:	2010

Class/Expiration:	Class I / 2012

Committee:	Audit Committee.

Principal Occupation:
Chairman, Chief Executive Officer and President of Primus Telecommunications Group, Incorporated (PMUG.OB on OTC BB), an integrated facilities-based communications services provider, since November 2010; President and Chief Executive Officer of RCN Corporation, an all digital cable television service provider, from December 2004 to August 2010.

Other Directorships:	Primus Telecommunications, Inc. since November 2010.

Qualifications:
Mr. Aquino's qualifications for election to our Board include his leadership skills and years of executive experience working in the cable and telecommunications business. Under Mr. Aquino's leadership, RCN was built into an all digital HDTV cable MSO in five major cities, launched one of the first TiVo/MSO partnerships, and created an advanced fiber-based commercial network through organic and acquisition strategies. Mr. Aquino led the company from emergence of bankruptcy to an ultimate sale in 2010. Prior to joining RCN, Mr. Aquino was Senior Managing Director of Communications Technology Advisors LLC, focused on restructuring telecom and media companies from 2001 to 2004. Prior to that, Mr. Aquino was the COO of the first triple play companies in Latin America - designing, building, and operating an integrated cable TV and CLEC throughout nine major cities in Venezuela from 1995 and 2000. Mr. Aquino began his career at Bell Atlantic (now Verizon) in 1983 and has over 25 years of telecom/cable operating experience. Mr. Aquino currently serves as a director of United Way of America and is a graduate of Montclair State College and has an MBA from George Washington University.

William Cella

Age:	61

Director Since:	2009

Class/Expiration:	Class II/2013

Committee:	Compensation Committee.

Principal Occupation:
Chairman and Chief Executive Officer of The Cella Group LLC, a media, marketing and sales consulting firm, since March 2008; from July 2002 until March 2008 Chairman and Chief Executive Officer of MAGNA Global Worldwide, a unique media negotiation, research and programming unit of the Interpublic Group of Companies.

Other Directorships:	Crown Media Holdings, Inc. (NASDAQ GM: CRWN).

Qualifications:
Mr. Cella's qualifications for election to our Board include his leadership skills and years of experience in media negotiation, programming creation and branded content reflected in his extensive experience in network, cable and syndicated television, including being inducted into the Broadcasting and Cable Hall of Fame in 2007, as well as his participation on our Board and on our Audit Committee.

Jeffrey T. Hinson

Age:	56

Director Since:	2007

Class/Expiration:	Class II/2013

Committee:	Audit Committee, Chair; Strategy Committee.

Principal Occupation:
President of YouPlus Media, L.L.C. since June 2009; President and CEO of Border Media Partners from July 2007 to July 2009; Financial Consultant from January 2006 until June 2007; Executive Vice President and Chief Financial Officer of Univision Communications, a Spanish language media company, from March 2004 to June 2005 and consultant to Univision Communications from June 2005 until December 2005; Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision Communications, from September 2003 to March 2004.

Other Directorships:	Live Nation Entertainment (NYSE: LYV); Windstream Corporation (NYSE: WIN).

Qualifications:
Mr. Hinson's qualifications for election to the Board include his extensive financial and accounting experience. Through his current service on the audit committees of three public companies and his prior service as a chief financial officer of two public companies, Mr. Hinson has deep experience in overseeing financial reporting processes, internal accounting and financial controls, independent auditor engagements, and the other functions of an audit committee of a public company. The Board has also determined that Mr. Hinson qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”). Additionally, the Board values Mr. Hinson's experience as a board member on other telecommunications and media industry boards as well as his continued role as member of our Board, Chairman of our Audit Committee and his past participation on our Pricing Committee.

Thomas Wolzien
Age:	64

Director Since:	2007

Class/Expiration:	Class I/2012

Committee:	Lead Independent Director; Nominating and Governance Committee, Chair; and Strategy Committee.

Principal Occupation:	Chairman of Wolzien LLC since July 2005; prior to July 2005 Senior Media Analyst (sell-side) at Sanford C. Bernstein & Co., LLC, the sell-side research unit of AllianceBernstein L.P.

Other Directorships:	None.

Qualifications:
Mr. Wolzien's qualifications for election to the Board include his leadership skills and lengthy service in the broadcasting industry and as a sell-side media analyst, his experience providing consulting and advisory services to leading companies in the media and communications industries as Chairman of Wolzien LLC, as an independent inventor with multiple patents in media and interactive television, as well as his participation on our Board including as Lead Independent Director, the Audit Committee, the Nominating and Governance Committee, and the Strategy Committee.

DIRECTOR NOT STANDING FOR ELECTION WHOSE TERM IS EXPIRING IN 2011
The member of the Board whose term or directorship does expire at the 2011 Annual Meeting and who is not up for re-election at this year's Annual Meeting is set forth below:

Joseph Uva
Age:	55

Director Since:	2004

Class/Expiration:	Class III/2011

Committee:	Compensation Committee.

Principal Occupation:
Chief Executive Officer, Univision Communications, Inc., a Spanish language media company, from April 2007 to April 2011; President and Chief Executive Officer of OMD Worldwide, a media communications firm, from January 2002 to March 2007.

Other Directorships:	Univision Communications, Inc. (NYSE: UVN) from April 2007 to April 2011.

Qualifications:
Mr. Uva's qualifications for election to the Board include his leadership and business expertise as exemplified by his extensive experience as CEO of media and communications companies including Univision Communications and OMD Worldwide, as well as his participation on our Board and on our Compensation Committee.

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE GUIDELINES
We have adopted corporate governance guidelines titled “Corporate Governance Guidelines of TiVo Inc.” which are available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.” These guidelines were adopted by the Board to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management, and to enhance the accountability of the Board to our stockholders. We recently updated our corporate governance guidelines in May 2011 to reflect the fact that the Board appointed Thomas Wolzien as Lead Independent Director in December 2010.
SHAREHOLDER RIGHTS PLAN
We currently have a Shareholder Rights Plan (the “Rights Plan”), originally enacted on January 16, 2001 and most recently amended by us on December 16, 2010 (the “Amendment”). At the time of the Amendment, we were engaged in litigation with EchoStar Communications Corporation (“EchoStar”) and the Amendment served to extend the expiration date of the Rights Plan from January 9, 2011 to the close of business on the date that was six months after the date that a final, non-appealable order or judgment was entered in connection with such litigation fully resolving all outstanding material issues and any judgment(s) that may be executed thereon. On April 29, 2011, as previously disclosed, we entered into a settlement and patent license with EchoStar to resolve such litigation between us and for $500 million to be paid to us by EchoStar. As such, our Rights Plan will, by its terms, now expire on October 29, 2011.
DIRECTOR INDEPENDENCE
The Board makes an annual determination of independence as to each Board member under the current standards for “independence” established by NASDAQ Global Market (“NASDAQ”). In March 2011, the Board determined that all of its directors, except Mr. Rogers, TiVo's Chief Executive Officer, are independent under these standards, comprising Messrs. Aquino, Cella, Hinson, Uva, and Wolzien, and Ms. Roizen. In evaluating the independence of these Board members, our Board considered any new transactions which may have occurred between us and any of these Board members (or any parties related to these Board members) since last year's determination of independence and considered the fact that Mr. Aquino, who originally came to the attention of the Board as the Chief Executive Officer of RCN but who is now no longer affiliated with RCN, a current television service provider customer of TiVo, was originally recommended for appointment to the Board by our Chief Executive Officer.
DIRECTOR NOMINATING PROCESS
The Nominating and Governance Committee considers candidates for director nominees proposed by Directors, the Chief Executive Officer, and security holders. The Committee may also retain recruiting professionals to identify and evaluate candidates for director nominees.
The Committee evaluates all aspects of a candidate's qualifications in the context of the needs of the Company with a view to creating a Board with a diversity of experience and perspectives. As set forth in accordance with the Nominating and Governance Committee's charter, the same evaluating procedures apply to all candidates for director nomination, including candidates submitted by security holders. Among a candidate's qualifications and skills considered important are personal and professional integrity, ethics, and values; a commitment to representing the long-term interests of security holders; experience in corporate management, such as serving as an officer or former officer of a publicly held company; experience and/or academic expertise in the Company's industry and with relevant social policy concerns; experience as a board member of another publicly held company; and practical and mature business judgment. The Committee gives consideration to a wide range of diversity factors as a matter of practice when evaluating candidates to the Board and incumbent directors, but the Committee does not have a formal policy regarding Board diversity.
The Nominating and Governance Committee will consider prospective candidates nominated by security holders, in accordance with the Company's Amended & Restated Bylaws and its Amended & Restated Certificate of Incorporation, if the name(s) and supporting information are submitted by certified or registered mail to: Corporate Secretary, TiVo Inc., 2160 Gold St., P.O. Box 2160, Alviso, CA 95002. Any stockholder who desires to recommend a candidate for nomination to the Board who would be considered for election at the Company's 2012 Annual Meeting is strongly encouraged to do so no later than the date stockholder proposals meeting the requirements of SEC Rule 14a-8 are due. See “Stockholder Proposals for 2012 Annual Stockholders' Meeting.”
SECURITY HOLDER COMMUNICATIONS WITH THE BOARD
Security holders may contact the Board regarding bona fide issues or questions about TiVo by mail, facsimile, or e-mail,

addressed as follows: Board of Directors, or individual director, c/o Corporate Secretary, 2160 Gold St., P.O. Box 2160, Alviso, CA 95002; or by Fax: (408) 519-3304; or by e-mail: Board@tivo.com. The Corporate Secretary periodically will forward such communications or provide a summary to the Board or the relevant members of the Board.
CODE OF CONDUCT
We have adopted a code of conduct that applies to all our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, Treasurer and Controller, as required by applicable securities laws, rules of the SEC, and the applicable NASDAQ listing standards. This code of conduct is posted on our Website located at www.tivo.com. The code of conduct is available at www.tivo.com by first clicking “About us”, then “Investor Relations,” then “Corporate governance” and finally click on “Code of Conduct.”
Board Leadership Structure
In December 2010, the Board appointed Mr. Wolzien as Lead Independent Director to work with our Chief Executive Officer in setting the agenda of Board meetings and to focus on the development and maintenance of governance practices that support the Board in meeting a high level of performance with regards to the duties of members of the Board, including leading executive sessions of the Board's independent directors. The Company's Corporate Governance Guidelines state that the Company has no fixed policy on whether the roles of chairman of the board and chief executive officer should be separate or combined, with this decision being made by the Board based on the best interests of the Company considering the circumstances at the time. Currently, the Board does not have a designated chairman although the roles are functionally combined with our chief executive officer, Mr. Rogers, managing those duties, including Board agendas, schedules, and meetings. Mr. Rogers, who is responsible for the day-to-day operation of the Company, possesses a detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company. Mr. Rogers is best positioned to efficiently manage the process for creating board agendas. Additionally, each Committee of the Board has a standing position on the Board's agendas to report its activities and its concerns, if any, to the full Board. The Committee chairs have regular contact with the CEO and there are frequent operational and strategy updates between Board members and management which ensure the kind of direct flow of information and input between the Board and management that keeps the Board's time and attention focused on the most critical matters impacting the efficient execution of the Company's strategic plans. The Board believes that its independent, non-management directors, which currently make-up six of seven directors, provide a range of strong and independent views and opinions and sufficiently balance the governance needs of the Company. In addition, the Company's non-management directors meet in periodic executive sessions without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. While the Board believes this approach has appropriately and effectively complemented the lack of a designated chairman of the Board, the Board may review the lack of a designated chairman in the future to evaluate alternative structures.
Board Involvement in Risk Oversight and Risk Assessment of Compensation Practices
Day-to-day management of risk is the direct responsibility of the Company's chief executive officer and the senior leadership team. The Board has oversight responsibility for managing risk at the Company, focusing on the adequacy of the Company's risk management and risk mitigation processes. The Board recognizes that an important part of its responsibilities is to evaluate the Company's exposure to risk and to monitor the steps management has taken to assess and control risk. For example, at each Board meeting, management provides the Board with updates on the Company's strategic and operational plans for the year including its execution of operational and strategic priorities, such as research and development initiatives, on-going litigations, and potential business deals as well as risks presented by current business strategy, competition, government regulations, general industry trends including the disruptive impact of technological change, capital structure and allocation, and mergers and acquisitions. In addition to the discussion of risk at the Board level in connection with these strategic and operational areas, the Board's standing committees also focus on risk exposure as part of their on-going responsibilities. As such, our Audit Committee focuses on oversight of financial risks relating to the company, including financial reporting and disclosure risks. As part of the Audit Committee's duties, it receives reports, including quarterly updates, on our annual risk assessment performed by our internal audit team in connection with the development of a plan for an evaluation of the effectiveness of our internal control over financial reporting, which is subject to the review and approval of the Audit Committee. Our internal audit team prepares these risk assessments by conducting quantitative and qualitative risk assessment to identify individual process and enterprise-wide financial reporting risks. In addition, our Nominating & Governance Committee focuses on reputational and corporate governance risks relating to our Company; and our Compensation Committee focuses primarily on risks relating to remuneration of our officers and employees.
In setting compensation, the Compensation Committee reviewed with management the Company's compensation policies and practices for employees as they relate to risk management and, based upon this review, the Company believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future.
Specifically, the Company believes that the elements of the Company's compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk taking. While Company annual bonus program and sales commission plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given the sales employees' other compensation opportunities and the Company's internal control procedures, the Compensation Committee and management believe that the annual bonus program and sales commission plans appropriately balance risk and the desire to focus certain employees on specific short-term goals important to the Company's success.
A significant proportion of the compensation provided to the Company's executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of the Company's stockholders. The Company does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company's stock price, and because awards are staggered and subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.

This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. The Company has based these forward-looking statements largely on the Company's current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect the Company's business and specifically those factors discussed from time to time in the Company's public reports filed with the SEC, such as those discussed under the heading, “Risk Factors,” in the Company's most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

MEETINGS AND COMMITTEES OF THE BOARD
THE BOARD
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his duties and to attend all Board and applicable committee meetings. The Board met 9 times during the fiscal year ended January 31, 2011. Each director attended at least 75% of all Board and applicable committee meetings during fiscal year 2011, except Joseph Uva. Our policy is to encourage our Board members to attend each annual meeting of stockholders, and one Board member attended our 2010 Annual Meeting.
THE COMMITTEES
The Board has the following five standing committees: (1) Audit; (2) Compensation; (3) Nominating and Governance; (4) Strategy; and (5) Technology. The primary functions of each committee and its current members are described below. The Board previously had a Pricing Committee, but dissolved the Pricing Committee in March 2011. The composition of the committees for fiscal year 2012 is presented in the table below. Each of these committees has a written charter approved by the Board. The Board has affirmatively determined that each director who currently serves on the Audit, Compensation, Nominating and Governance, and Strategy Committees is independent, as the term is defined by applicable NASDAQ listing standards and SEC rules. A copy of each of our written committee charters can be found at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.”
Audit Committee. The Audit Committee is responsible for, among other things, making recommendations to the Board regarding the engagement of our independent registered public accounting firm, reviewing with the independent registered public accounting firm, the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, and reviewing the adequacy of our internal control and financial reporting. The Audit Committee is currently composed of three outside directors who are not our officers or employees. The Audit Committee met 10 times during fiscal year 2011. For fiscal year 2012, the Chair of the Audit Committee is Mr. Hinson and the other current members are Messrs. Aquino and Wolzien. The Board has determined that each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Mr. Hinson is an “audit committee financial expert” as defined by SEC rules. The Audit Committee has a written charter available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance”.
Compensation Committee. The Compensation Committee is responsible for determining salaries and incentive compensation for our directors and executive officers and for administering our stock plans. The Compensation Committee met 7 times during fiscal year 2011. For fiscal year 2012, the current Chair of the Compensation Committee is Ms. Roizen and the

other current members are Messrs. Uva and Cella. The members of our Compensation Committee are “independent” as required by the listing requirements of NASDAQ. For further discussion of the process and procedures for the consideration and determination of executive and director compensation, see “Compensation Discussion & Analysis.”
Nominating and Governance Committee. The Nominating and Governance Committee was established by the Board in November 2002 for the purpose of, among other things, (i) making recommendations to the Board regarding candidates for membership on the Board and regarding the size and composition of the Board, (ii) establishing procedures for the nomination process, and (iii) reviewing matters related to our corporate governance. The Nominating and Governance Committee did not meet during fiscal year 2011. For fiscal year 2012, the current Chair of the Nominating and Governance Committee is Mr. Wolzien and the other current member is Ms. Roizen. The members of our Nominating and Governance Committee are “independent” as required by the listing requirements of NASDAQ.
Strategy Committee. The Strategy Committee is authorized and directed by the Board to oversee the strategic planning process that management is responsible for, including the identification and setting of strategic multi-year goals and expectations, material business and product initiatives of the Company, and strategic financial and capital market activities of the Company. The Strategy Committee met 8 times during fiscal year 2011. For fiscal year 2012, the current members of the Strategy Committee are Messrs. Wolzien, Hinson, and Ms. Roizen.
Technology Committee. The Technology Committee is responsible for, among other things, making recommendations to the Board regarding intellectual property assets of the Company, future technological developments, and the integration with or acquisition of third party technology. The Technology Committee is composed of two directors. The Technology Committee did not meet during fiscal year 2011. For fiscal year 2012, there is no current Chair of the Technology Committee and the current member is Mr. Wolzien.
The following table sets forth the composition of the Board's standing committees for fiscal year 2012 as well as the number of meetings for each standing committee during fiscal year 2011:

Composition of Board's Standing Committees for Fiscal Year 2012

Name of Director	Audit	Compensation	Nominating and Goverance	Technology	Strategy
Independent Directors
Pete Aquino	M
William Cella		M
Jeffrey T. Hinson	C				M
J. Heidi Roizen		C	M		M
Joseph Uva		M
Thomas Wolzien (L)	M		C	M	M
Employee Director
Thomas Rogers
Former Directors
Randy Komisar (1)			C	M
David M. Zaslav (2)		M
Number of Meetings in Fiscal Year 2011	10	7	—	—	8

M = Committee member; C = Chair
L = Lead Independent Director

(1) Mr. Komisar left TiVo's Board of Directors on 12/31/10.
(2) Mr. Zaslav left TiVo's Board of Directors on 8/4/10.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of our Compensation Committee are Messrs. Uva and Cella and Ms. Roizen. None of the current members of our Compensation Committee is currently or has been, at any time since its formation, an officer or employee. No member of the Compensation Committee has any relationship with the Company requiring disclosure under Item 404 or Item 407(e)(4)(iii) of SEC Regulation S-K.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In accordance with TiVo's Audit Committee Charter, all related-party transactions between TiVo and any of its officers, directors, or principal stockholders, are approved by the Audit Committee or a majority of the independent and disinterested members of the Board, are on terms no less favorable to TiVo than could be obtained from unaffiliated third parties, and are in connection with bona fide business purposes. For a discussion of other transactions with related-parties described elsewhere, see the headings “Executive Compensation and Other Information-Compensation Discussion and Analysis-Severance and Change of Control Payments” and “Executive Compensation and Other Information-Employment, Severance, and Change of Control Agreements.”
Directors and Executive Officers.
We have entered into indemnity agreements with substantially all of our directors and officers that provide, among other things, that TiVo will indemnify these persons, under circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be a party by reason of his or her position as a director, officer or employee, and otherwise to the full extent permitted under Delaware law, TiVo's Amended & Restated Bylaws, and TiVo's Amended & Restated Certificate of Incorporation.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION DISCUSSION AND ANALYSIS
The following discussion and analysis contains statements regarding individual and company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company's compensation programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.
Overview of Compensation Program
The Compensation Committee of the Board has responsibility for establishing and monitoring adherence with the Company's compensation philosophy. Our Compensation Committee reviews and recommends for approval by the Company's Board all compensation, both cash and equity, to be paid to our named executive officers. The Committee ensures that the total compensation paid to its named executive officers is fair as well as competitive. This section discusses the principles underlying the Company's executive compensation policies and decisions. It provides qualitative information regarding how compensation is awarded to and earned by the Company's named executive officers and places in context the data presented in the tables and narrative that follows.
The Company's named executive officers, based on the Company's fiscal year ended January 31, 2011, also referred to as the Company's fiscal year 2011 or FY11, include:
•Thomas Rogers, President and Chief Executive Officer;
•Anna Brunelle, Vice President and Chief Financial Officer;
•James Barton, Senior Vice President, Chief Technology Officer;
•Jeffrey Klugman, Senior Vice President and General Manager of Products and Revenue; and
•Matthew Zinn, Senior Vice President, General Counsel and Chief Privacy Officer.
Executive Summary of FY11 Named Executive Officer Compensation
In fiscal year 2011, we continued to make important progress in executing our strategic plan with regards to our television operator business both domestically and internationally and our domestic consumer product offering. We executed important strategic distribution agreements for new products and services with new domestic and foreign television operators. We continued to actively pursue our intellectual property protection and enforcement activities with significant successes including the successful completion of the USPTO's re-examination of the Time Warp patent. However, even with this progress in these important areas, we experienced the challenge of continued Court of Appeals deliberation in the EchoStar case and the Company's financials in fiscal year 2011 did not fully meet its initial budget expectations as the Company increased its investment towards gaining broader distribution of its products and services with its current and future domestic and foreign distribution partners and further reallocated resources towards research and development and intellectual property enforcement/defense as fiscal year 2011 progressed. The Committee's fiscal year 2011 compensation decisions with respect to performance-based compensation reflect these facts. The initial fiscal year 2011 corporate performance goals as originally set by the Board were underachieved or not met resulting in reduced bonuses for the named executive officers, while strong individual performance continued to be rewarded. The Committee awarded a mix of restricted stock and stock options to our named executive officers in fiscal year 2011. In fiscal year 2011, in keeping with its plan to award our Chief Executive Officer a two-year equity award in fiscal year 2010, the Committee did not make an equity award to our Chief Executive Officer. In fiscal year 2011, for the first time since 2008 (except for Ms. Brunelle who previously received salary increases in connection with her promotion to Chief Financial Officer), the Committee did award base salary increases to our named executive officers, excluding our Chief Executive Officer, mid-way through our fiscal year. While our Chief Executive Officer has not received a salary increase since 2007, the Committee did amend his employment agreement during fiscal year 2011 to increase his target bonus from 80% of his salary to 100% of his salary, among other changes.
Compensation Philosophy and Objectives: Pay-For-Performance
Our compensation program for named executive officers is designed to attract individuals with the skills necessary for us to achieve the Board's business plan, to motivate and reward those individuals fairly over time, to retain those individuals who continue to perform at or above the levels that we expect, ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking, and remain competitive relative to the compensation paid to similarly situated executives at the Company's peer companies. It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and departmental performance. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers should include both short-term performance incentives in the form of cash and long-term performance incentives in the form of stock-based compensation. We achieve these objectives through an executive compensation program consisting primarily of three elements: base salary; performance-based annual cash bonus; and long-term equity compensation.
Role of Executive Officers in Compensation Decisions
The Committee makes all recommendations to the Board regarding salary, bonus, and equity awards for the Chief Executive Officer and otherwise has the authority to review and approve salary, bonus, and equity awards for all other executive officers of the Company, including the named executive officers. The Chief Executive Officer and the Senior Vice President of Human Resources annually review the performance of each named executive officer (other than the Chief Executive Officer whose performance is reviewed by the Committee and the Board) with the Committee. The conclusions reached and recommendations made based on these reviews, including with respect to salary adjustments and annual cash incentive and equity award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to the named executive officers other than with respect to the Chief Executive Officer for whom the Board retains the discretion to modify recommended adjustments or awards.

Setting Executive Compensation
Based on the foregoing objectives, the Committee has structured the Company's annual incentive-based cash compensation and long-term non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving those goals. In furtherance of this, the Committee directly engaged Frederic W. Cook & Co. (“Frederic Cook”), an independent consulting firm providing executive compensation advisory services, for FY11 to conduct an annual review of the Company's total compensation program for the Company's executive officers, including the Company's named executive officers. For fiscal year 2011, Frederic Cook provided the following services on behalf of the Committee:

•	Reviewed the composition of the Company's compensation peer group;

•	Reviewed and provided recommendations on the arrangement and total compensation for all of the Company's executive officers, including the Chief Executive Officer;

•	Provided assistance in the design of TiVo's equity compensation program, including analysis of the equity mix, aggregate share usage, burn rate, and target grant levels;

•	Updated the Committee on best practices and emerging issues in the area of executive and Board compensation; and

•	Reviewed this Compensation Discussion and Analysis for inclusion in this proxy statement.

The Committee is satisfied with the qualifications, performance and independence of Frederic Cook. TiVo pays the cost for Frederic Cook's services. Frederic Cook does not provide any other services to TiVo, though it does work with management in developing equity compensation models for TiVo's non-executive employees and share usage metrics under the direction of the Chair of the Committee.
During the process of compensation setting, Frederic Cook and the Committee reviewed relevant market data, including data from a custom Radford Executive Survey covering select peer group companies identified by TiVo, a separate Radford Executive Survey covering a broad set of high-technology companies, and the public filings of the Company's select peer groups. As part of its assessment, Frederic Cook reviewed alternatives to consider by the Committee when making compensation decisions including consideration of “market maker” peer group pay practices which are used for reference but not otherwise included as part of TiVo's overall compensation assessment.
In making compensation decisions, the Committee compares each element of total compensation against a select peer group of publicly-traded media and technology companies. This select peer group, which is reviewed and approved by the Committee, consists of companies against which the Committee believes we compete for talent and are generally comparable to us in terms of size. For FY11, the following companies were removed from the peer group due to acquisition: Borland Software, CNET, Cox Radio, Gemstar-TV Guide International and Ion Media.
The following represents the select peer group of technology companies used for FY11:
Akamai Technologies
Ariba
Drugstore.com
Infospace
Netflix
OpenTV
RealNetworks
Rovi (formerly Macrovision)
Salesforce.com
Seachange International
The following represents the select peer group of media companies used for FY11:
Citadel Broadcasting
Cumulus Media
Emmis Communications
Entercom Communications
Gray Television
Ion Media Networks
Lin TV
Lodgenet Entertainment
Radio One
Sinclair Broadcast Group
Sirius Satellite Radio
Westwood One
XM Satellite Radio Holdings
For use as an additional reference point during FY11, the Committee also evaluated the Company's overall mix of cash and equity compensation and incentive opportunities for executives against select “market-makers.” While the pay practices of this “market-makers” peer group is reviewed by the Committee to assess pay practices of leading companies, this data was not utilized for setting TiVo executive pay levels as these companies were significantly larger than TiVo when compensation for FY11 was set. The market-maker companies are: Adobe Systems; Apple; Broadcom; eBay; Google; Hewlett-Packard Company; Intuit; Microsoft; News Corp.; Seagate Technology; Time Warner; and Yahoo!

Executive Compensation Components
The components of compensation for named executive officers are:

•	base salary;

•	equity compensation;

•	cash incentive compensation in the form of annual performance bonus;

•	post-termination severance payments in connection with limited events; and

•	perquisites and other personal benefits.
Base Salary Compensation
We provide the Company's named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. The Committee has adopted a general approach of compensating the Company's named executive officers, including the Company's Chief Executive Officer, with base salaries competitive with the median of the Company's peer group and reflective of individual role, experience, and performance. The Committee's foregoing approach to compensation when applied to the selected peer group data reflects a consideration of the Company's stockholders' interests in paying what is necessary, but not significantly more than necessary, to achieve the Company's corporate goals. For cash compensation purposes, the Company's named executive officers are sorted into categories that reflect the most relevant comparison for the skills and labor market for their role and position. Positions are categorized as follows:
(a)    Technology category reflects market for engineering, product marketing and most G&A positions (as such most positions within the Company fall within the Technology category, including Ms. Brunelle and Messrs. Klugman and Barton);
(b)    Media category reflects market for corporate development and ad sales positions; and
(c)    Blend of Tech/Media category reflects market for marketing and select G&A positions (including Messrs. Rogers and Zinn).
Base salary levels are typically reviewed annually as part of the Company's performance review process as well as upon a promotion or other change in job responsibility.
Chief Executive Officer Base Salary
The Committee reviewed the Chief Executive Officer's base salary for fiscal year 2011 within the context of the Chief Executive Officer's overall target cash compensation and in comparison to the Company's peer group. The Committee determined not to adjust Mr. Rogers' base salary amount in fiscal year 2011. It was determined that Mr. Rogers' base salary was competitive within the market as it fell between the median and 75th percentile of the Company's peer group chief executive officers. The Committee last approved an increase in Mr. Rogers' base salary effective February 1, 2007. For fiscal year 2011, Mr. Rogers' annual base salary remained $800,000.
Named Executive Officer Base Salaries
In fiscal year 2011, other than for our Chief Executive Officer, the Committee approved the following increases in the base salaries of our named executive officers for the first time since February 2008 (except for Ms. Brunelle who had received additional raises since 2008 in connection with her promotion to the role of Chief Financial Officer).
Anna Brunelle, VP, Chief Financial Officer. In the second half of fiscal year 2009, Ms. Brunelle was appointed to the role of Chief Financial Officer. In fiscal year 2011, Ms. Brunelle's salary was increased from $277,000 to $300,000 to continue the progression of her salary towards the median salary level of the chief financial officers of the Company's peer group.
James Barton, SVP, Chief Technology Officer. Mr. Barton last received a salary increase on February 1, 2008. The Committee reviewed Mr. Barton's salary within the context of the Company's peer group against individual officers with similar positions, roles, experience and relative importance to their organizations. Effective July 1, 2010, Mr. Barton's salary was increased from $323,000 to $400,000 which placed him above the median for executives in similar roles at the Company's peer group, but reflected the Committee's acknowledgement of the importance of Mr. Barton to the Company's on-going strategic endeavors and the significant role he has performed in creating, extending, protecting, and enforcing the Company's intellectual property.
Jeffrey Klugman, SVP, General Manager Products and Revenue. Mr. Klugman last received a salary increase on February 1, 2008. The Committee reviewed Mr. Klugman's salary against other similarly situated officers in the Company's peer group who hold divisional responsibilities within their respective organizations. Effective July 1, 2010, Mr. Klugman's salary was increased from $350,000 to $365,000. Mr. Klugman's raise brings his salary in line with the median salary in the

Company's peer group and is reflective of his on-going importance to the Company's strategic plans.
Matthew Zinn, SVP, General Counsel, Corporate Secretary and Chief Privacy Officer. Mr. Zinn last received a salary increase on February 1, 2008. The Committee reviewed Mr. Zinn's salary within the context of the Company's peer group against other general counsels. Effective July 1, 2010, Mr. Zinn's salary was increased from $290,000 to $315,000. Mr. Zinn's raise brings his salary in line with the median salary of other general counsels within the Company's peer group and is reflective of Mr. Zinn's significant role in the Company's on-going business and intellectual property efforts.
Equity Compensation
The Company provides its named executive officers and other employees with stock options and/or restricted stock grants as additional elements of an employee's total compensation. For equity compensation purposes, annual equity awards ranges are based solely on the technology company peer group data. The Committee utilizes technology company peer group data for equity compensation benchmarking purposes to be in line with competitive pay practices in the Silicon Valley and to be consistent with the Committee's overall compensation strategy to emphasize equity compensation. The Committee utilizes equity grants to ensure sufficient retention and future performance emphasis via annual stock option grants and/or restricted stock awards, or a mix. In this way, the Committee is able to both pay for performance and enhance the link between the creation of stockholder value and long-term executive incentive compensation. The Committee believes that equity grants allow executives to have the opportunity for increased ownership in the Company (further aligning executive's interests with those of stockholders) while maintaining competitive levels of total compensation. The Committee typically targets an individual's opportunity to earn compensation through stock options and/or restricted stock generally between the technology company peer group 50th to 75th percentiles of the equity grant data.
Chief Executive Officer Equity Compensation
Fiscal Year 2011
In fiscal year 2010, the Committee awarded our Chief Executive Officer an equity grant sized to be equivalent in value to two years' worth of equity grants. As a result, in fiscal year 2011, the Committee did not award the Chief Executive Officer any equity award as the fiscal year 2010 grant was intended to also cover fiscal year 2011.
Fiscal Year 2012
In fiscal year 2012, the Committee awarded the Chief Executive Officer a long term incentive grant that consists of equity that vests on a time basis as well as on a performance basis. The total stock award consists of 425,000 shares and, assuming the award is earned at target, the award has a value at the 75th percentile of the Company's peer group chief executive officers. The award consisted of 225,000 restricted shares that vests 33% upon appreciation of the Company's stock price by at least fifty percent over the closing trading price of our common stock on the grant date within three years and 67% upon the attainment of specific subscription and pre-tax income goals by the Company, in each case, subject to the Chief Executive Officer's continued employment with the Company through the vesting date. The Committee determined that having the majority of the Chief Executive Officer's fiscal year 2012 restricted stock vest upon specific performance conditions appropriately aligns the incentives of the Chief Executive Officer and the Company's stockholders by focusing on goals that would require significant achievements in order to realize the full potential value of this award and which required not only top-line and bottom-line achievements (in the form of specific operational and financial improvements) but also significant increases in the Company's share price in the future as well. The award also included 200,000 restricted shares that vest in four equal annual installments on each anniversary of the grant over the next four years. The Chief Executive Officer's fiscal year 2012 grant converts to time-based vesting upon a qualifying change of control in the Company and then is otherwise subject to the terms of existing change of control agreement.

Named Executive Officer Equity Compensation
Fiscal Year 2011
In fiscal year 2011, the Committee granted the Company's named executive officers, excluding the Chief Executive Officer, the opportunity to earn compensation through restricted stock awards and stock options in keeping with the Committee's pay-for-performance philosophy for compensation. The Committee's intent in making these awards was to meaningfully address near and longer term retention of named executive officers, stabilize the management team in the current uncertain market, and better align the interests of the Company's named executive officers with long term stockholder value creation. With respect to equity compensation, the Committee also typically (but not always) emphasizes internal pay equity between the Company's senior executive team to motivate and incentivize performance across the senior executive team while also encouraging collaboration and a shared responsibility for executing on the Company's strategic plan.
In fiscal year 2011, the Committee granted restricted stock awards in March 2010 after the announcement of the initial

Federal Circuit decision in the EchoStar litigation in favor of the Company. As a result, based on the increased stock price at that time, the Committee awarded each named executive officer restricted stock awards at approximately the 75th percentile grant value of the Company's peer group with the vesting weighted toward later years. Other than the Chief Executive Officer, each named executive officer received a restricted stock award of 45,000 shares that will vest 1/6,  1/6,  1/3, and  1/3 annually on each grant anniversary over the next four years.
Mid-way through fiscal year 2011 in June 2010, after the grant of an en banc hearing and the resulting negative impact on the Company's stock price, the Committee conducted a mid-year review of the equity compensation granted in the beginning of fiscal year 2011 to the Company's named executive officers and other executives. In light of (i) the Company's low share usage for the March annual company-wide grant and (ii) the importance of retaining and incentivizing key members of management in light of the resulting delay in the resolution of the EchoStar litigation due to the grant of en banc review, the Committee determined it was appropriate to provide the Company's named executive officers (other than our Chief Executive Officer) with an additional grant of options to purchase 60,000 shares of our common stock which vest monthly over four years. These awards were part of a company-wide grant at that time. The end-of-fiscal-year value of the total equity compensation awarded to the Company's named executive officers, including restricted stock and stock options, still placed the total target compensation for these individuals at approximately the 75th percentile of the Company's peer group.
In addition, in fiscal year 2011, the Committee awarded a special one-time performance grant to each of the Company's Chief Technology Officer and the Company's General Counsel. For the Company's Chief Technology Officer, he received a special grant of an option to purchase 265,000 shares of the Company's common stock in June 2010 which will vest half upon the successful introduction of a next generation product as approved by the Board and then half will vest monthly thereafter over the following two years. For the Company's General Counsel, he received a special one-time grant of an option to purchase 200,000 shares of the Company's common stock in June 2010 that vests half upon the successful resolution the EchoStar litigation in the determination of the Company's Board and then half will vest monthly thereafter over the following two years. Each of these special performance grants were in recognition of the critical importance of the individual's role in the future success of the Company and was intended by the Board to recognize and incentivize outstanding performance from such individuals in the future.
The value of the shares subject to these awards for fiscal year 2011 to the named executive officers are reflected in the “Summary Compensation Table - FY11” below and further information about these grants is reflected in the “FY11 Grants of Plan-Based Awards” table below.
Incentive Compensation, Annual Performance Bonus Plan
Each year in the spring, upon the recommendation of the Committee, the Board approves an incentive compensation plan meant to motivate and reward superior performance by our named executive officers and other executives. The Board sets the incentive bonus opportunity for individuals to reflect the executive's level within the Company for the current fiscal year (e.g., Senior Vice President or Vice President). The Board targets cash incentive bonus opportunity generally at the 50th percentile incentive level for each named executive officer's particular peer group (technology or blended technology/media) which is intended to deliver total cash opportunity between the 50th and 75th percentile based on his or her individual peer group. Ms. Brunelle and Messrs. Klugman and Barton are compared against the technology peer group whereas Messrs. Rogers and Zinn are compared against the blended technology and media peer group because their positions prominently require both technology as well as media industry expertise.
Incentive Bonus Plan Compensation - Chief Executive Officer
Our Chief Executive Officer's performance goals were comprised of a variety of performance measures that in combination the Committee determined would reflect the Company's overall performance. The Chief Executive Officer's target bonus was comprised of the same corporate performance goals as the Company's other named executive officers, though weighted differently to reflect his overall responsibility for the Company, as well as additional company-wide performance goals. In fiscal year 2011, the Chief Executive Officer only achieved 66.74% of his target bonus as a result of the Board's determination that several bonus goals were not met or were otherwise underachieved.

Name	Title	Target Bonus as % of Base Salary	Actual Payout as % of Base Salary	Actual Payout
Thomas Rogers	President and CEO	100%	66.7%	$533,959
The Chief Executive Officer's bonus was measured on the following six goals:
Service and Technology Revenues. Ten percent of the Chief Executive Officer's bonus was based on Service and Technology Revenues. The target level for Service and Technology Revenues was set at $174.5 million for FY11, and the

Company achieved $164.8 million, which was above the minimum of threshold of $164.5 million for which there is a fifty percent of target payout and below the maximum goal of $184.5 million for which there is a two hundred percent of target payout. As a result, the Committee approved a payout of 6.74% for this component of the Chief Executive Officer's bonus.
Adjusted EBITDA. Adjusted EBITDA is defined as income before interest expense, provision for income taxes and depreciation, amortization, and stock-based compensation expense and is a Non-GAAP metric. Fifteen percent of the Chief Executive Officer's bonus was based on the Company's Adjusted EBITDA results. The target level for Adjusted EBITDA was set at a loss of $18.5 million, and the actual FY11 Adjusted EBITDA was a loss of $51.25 million, which was below the minimum threshold of a loss of $21.5 million for which there is a fifty percent of target payout. The significant increase in our Adjusted EBITDA loss was primarily related to increased spending on litigation, increased investment in research and development aimed at increasing market share, and our new box and service pricing plans implemented in the last quarter of FY11. The Committee did not approve any payout on this goal.
FY11 Year Ending Cash Balance. Fifteen percent of the Chief Executive Officer's bonus was based on the Company's FY11 year ending cash balance goal. The target level for ending cash balance was set at a cash and cash equivalents balance of $258.4 million, and the actual amount at FY11 year end was $209.4, which was below the minimum threshold of $248.4 million for which there is a fifty percent of target payout. Increased spending on litigation and research and development, as well as new pricing initiatives, were the primary drivers of the Company's increased cash usage in FY11. The Committee did not approve any payout on this goal.
Corporate and Strategic Development Plan Transactions. Twenty percent of the Chief Executive Officer's bonus was based on the number of transactions completed in connection with the Company's corporate and strategic development plan. The target level was set at three transactions, with a minimum threshold of two transactions for which there is a fifty percent of target payout, but the actual number achieved was five, which included, among others, new domestic and international distribution deals with partners such as Charter Communications in the U.S. and ONO in Spain. As the Chief Executive Officer overachieved on the number of transactions completed during the year that were in keeping with the Company's corporate and strategic development plan, the Committee believed this was reflective of the Company's continued progress and execution on key areas of the Board's strategic plan. As such, the Committee recommended, and the Board awarded, a two hundred percent of target bonus payout on this goal (forty percent instead of the target twenty percent).
Overall Intellectual Property and Litigation Results. Fifteen percent of the Chief Executive Officer's bonus was based on the Board's subjective assessment of his management and resolution of significant litigation and intellectual property enforcement matters involving the Company, with the Board retaining discretion to award up to two hundred percent of target for excellence. The Committee recommended, and the Board awarded Mr. Rogers fifty percent of his overall litigation and intellectual property management goal which was reflective of the Company's successes including the successful defense of the Company's Time Warp patent in the USPTO and the lack of resolution in the Company's on-going patent litigation with EchoStar regarding the Federal Circuit's decision to grant EchoStar's request for an en banc hearing. As a result, the Committee approved a payout of 7.5%.
Overall Company Performance. Twenty-five percent of the Chief Executive Officer's bonus was based on the Board's subjective assessment of the Company's overall performance including the continuity and strengthening of the existing management team, strategic and efficient use of the Company's cash resources, and growth of the Company's overall business including in product distribution, subscriptions and other revenue areas, with the Board retaining discretion to award up to two hundred percent of target for excellence. The Committee recommended, and the Board awarded, Mr. Rogers' fifty percent of his overall Company performance goal. The Board determined that the Chief Executive Officer deserved significant recognition for his continued important contributions and leadership in managing the Company's increased distribution and product development (as well as intellectual property) activities which were reflective of management's continued execution of the Board's strategic operating plan. As a result, the Committee approved a payout of 12.5%.
Incentive Bonus Plan Compensation - Named Executive Officers
In fiscal year 2011, the Company's named executive officers and other executives were eligible to receive a targeted cash bonus. For the Company's named executive officers (excluding the Chief Executive Officer) and other executives, the performance goals were based on meeting certain goals with respect to the Company's overall company-wide performance measures (thirty percent (30%)) as well as departmental performance measures (seventy percent (70%)). The Committee selected the corporate performance and departmental goals for the Company's named executive officers because the Committee determined they are important indicators of increased stockholder value. In keeping with its past practices, the Committee established these corporate and departmental objectives at levels which the Board believed required significant performance by executives, were not easily achieved, but if achieved would be the best indicator of stockholder value creation. The Board retains the discretion to exclude the effects of extraordinary, unusual or infrequently occurring events, changes in accounting principles or significant changes in the Company's strategic plan during the fiscal year.

Actual cash bonus payouts as a percentage of base salary for fiscal year 2011 for the Company's named executive officers (excluding the Company's Chief Executive Officer), which were targeted at fifty percent (50%) of each named executive officers' base salary, were:

Name	Title	Target Bonus as % of Base Salary	Actual Payout as % of Base Salary*	Actual Payout
Anna Brunelle	VP, CFO	50%	54.4%	$159,720

James Barton	SVP, CTO	50%	48.8%**	$179,931**

Jeffrey Klugman	SVP, GM Products and Revenue	50%	50.5%	$181,198

Matthew Zinn	SVP, General Counsel	50%	41.7%**	$142,265**
*     Due to the fact that each of the individual officers (except the Chief Executive Officer) received raises during fiscal year 2011, base salaries for purposes of bonus payout calculations for the Company's named executive officers were prorated as follows: Ms. Brunelle - $293,836; Mr. Barton - $368,356; Mr. Klugman - $358,836; and Mr. Zinn - $304,726.
**    Messrs. Barton's and Zinn's payouts in the table above do not include their additional individual incentive cash payouts further described below under the heading “Individual Incentive Performance Goals.”
Despite the corporate performance goals performing below target, each of the named executive officers below our Chief Executive Officer achieved an actual payout (when including additional individual incentive goals) above his or her target bonus amount. The Committee assessed this result in light of the strong individual performance of each of the four named executive officers below our Chief Executive Officer and determined that this result was appropriate under the Company's fiscal year 2011 bonus plan because the payouts reflected each individual named executive officer's successful performance in exceeding many of his or her departmental and individual performance goals.
Corporate Performance Goals
The Committee and Board of Directors established the Company's corporate performance goals (which, at target, constituted 30% of each executive's (excluding the Chief Executive Officer) overall target bonus) based on the same service and technology revenues, Adjusted EBITDA revenues, FY11 year ending cash balance, and a subjective overall corporate performance measure goals as used for our Chief Executive Officer. However, since these corporate performance goals represented only 30% of the named executive officers' target bonuses, the weighting was different than for our Chief Executive Officer with service and technology revenues representing 5%, Adjusted EBITDA representing 10%, FY11 Year Ending Cash Balance goal representing 5%, and the Board's subjective assessment of the Company's overall performance representing 10%. The Committee applied the same achievement analysis for these goals as applied to our Chief Executive Officer. All of the corporate performance goals were not achieved or were achieved at less than levels targeted by the Board and each named executive officer, other than the Chief Executive Officer who is discussed above, was awarded 8.37% of the 30% target for his or her overall bonus amount based solely on the achievement of the corporate performance goals. The 8.37% awarded by the Committee consisted of 3.37% achievement against a 5% target for service and technology revenues, no achievement payout for Adjusted EBITDA and FY11 Year Ending Cash Balance goal, and a 5% payout against a 10% target relative to the Board's subjective assessment of the Company's overall performance in FY11.
Departmental Performance Goals
The Committee and the Board of Directors established each named executive officer's departmental performance goals (excluding the Chief Executive Officer) based on the objectives the Board determined would most effectively contribute to the overall performance of the Company. Departmental goals for each named executive officer were targeted at seventy percent (70%) of the named executive officer's annual incentive performance bonus, but included the opportunity to earn above target in connection with exceptional performance and certain identified upside related goals which the Board determined would be of benefit to the Company in the event of success. While the exact numerical targets for each named executive officer's departmental objectives are not disclosed because the Company considers each of these individual targets to be confidential, competitively harmful if disclosed, and/or not material to an understanding of a particular named executive officer's overall compensation, the following is a detailed description of the nature of each named executive officer's departmental goal and such officer's achievement of them.
Anna Brunelle, VP, Chief Financial Officer. Ms. Brunelle's departmental goals related to Accounting and Financial Planning matters. The departmental portion of Ms. Brunelle's bonus was targeted at 70% of her bonus with her actual departmental achievement at 100.3% of her target bonus. Ms. Brunelle's above target payout on her departmental goals reflected key accomplishments related to successful completion the Company's annual financial and internal control audits, successful implementation of significant project accounting requirements that standardized reporting and improved operational efficiency as well as successfully achieving goals in the areas of forecasting, budgeting and service operations expense management. Based on the achievement of her department goals and the Company's achievement of the corporate performance goals, Ms. Brunelle was awarded a bonus of 54.4% of her base salary which constitutes 108.7% of her target.
James Barton, SVP, Chief Technology Officer. As Chief Technology Officer, Mr. Barton is involved in many areas of the Company from development of the Company's strategic technology plans, to creation of significant new intellectual property, to overseeing research and development of new products and the engineering related to such activities. The departmental portion of Mr. Barton's bonus was targeted at 70% of his bonus with his actual departmental achievement at 89.3% of his target bonus. Mr. Barton's above target payout on his departmental goals related to the development of next generation technologies, successful defense of the Company's Time Warp patent at the USPTO, and software development and engineering process improvements during fiscal year 2011 that have lead to more efficient development of software releases for existing products and increased the speed of development for future products. Based on the achievement of his department goals and the Company's achievement of the corporate performance goals, Mr. Barton was awarded a bonus of 48.8% of his base salary which constitutes 97.7% of his target, but such amount does not include additional cash compensation paid to Mr. Barton in connection with certain individual performance incentive goals described below.
Jeffrey Klugman, SVP, General Manager Products and Revenue. Mr. Klugman's departmental goals related to each of the operational areas in which he has a significant operational and management role, including goals related to overall service and technology revenues (same target as the corporate goal) as well as the Company's audience research and measurement business, U.S. consumer business, U.S. operator business, and international business. The departmental portion of Mr. Klugman's bonus was targeted at 70% of his bonus with his actual departmental achievement at 92.6% of his target bonus. Mr. Klugman's above target payout was the result of the Company exceeding its international distribution goals for fiscal year 2011 as well as successful achievement of upside goals relating to the Company's domestic cable partners. These above target achievements were offset by the below target achievement related to certain areas such as overall service and technology revenues. Based on the achievement of his department goals and the Company's achievement of the corporate performance goals, Mr. Klugman was awarded a bonus of 50.5% of his base salary which constitutes 101.0% of his target.
Matthew Zinn, SVP, General Counsel, Corporate Secretary and Chief Privacy Officer. Mr. Zinn's department goals involved legal matters of the Company related to litigation, intellectual property protection and enforcement and regulatory matters. The departmental portion of Mr. Zinn's bonus was targeted at 70% of his bonus with his actual departmental achievement at 85% of his target bonus. Mr. Zinn's above target payout on his departmental goals related to the successful defense of the Company's Time Warp patent at the USPTO, meeting of specific achievements in the Company's on-going intellectual property cases with EchoStar, Verizon, and AT&T, successful achievement of budget-related goals and regulatory achievements. Mr. Zinn's above target payout on his departmental goals was partially offset by the lack of resolution in the Company's continuing litigation with EchoStar. Based on the achievement of his department goals and the Company's achievement of the corporate performance goals, Mr. Zinn was awarded a bonus of 46.7% of his base salary which constitutes 93.4% of his target, but such amount does not include additional cash compensation paid to Mr. Zinn in connection with certain individual performance incentive goals described below.

Individual Performance Incentive Goals
The Board, at the recommendation of the Committee, approved additional individual performance goals for the Company's Chief Technology Officer and General Counsel. These individual performance goals related to specified litigation and regulatory matters. In connection with the successful resolution of a CableCard set-top box matter pending before the Federal Communications Commission during fiscal year 2011, both the Company's Chief Technology Officer and General Counsel were each awarded $75,000. In addition, the Company's General Counsel was awarded $50,000 in connection with the performance of specific litigation activities during fiscal year 2011 in connection with the then-pending EchoStar litigation appeal before the Federal Circuit. These additional individual incentive milestone payments for each of these named executive officers are reflected in column (g) under Non-Equity Incentive Plan Compensation in the “Summary Compensation Table - FY11” below.
Severance and Change of Control Payments
Each of the Company's named executive officers and all of the Company's other executives have executed a change of control severance agreement with us as discussed later in this proxy. The Board determined to provide these change of control severance agreements in order to mitigate some of the risk that exists for executives working in a small technology company. These arrangements are intended to attract and retain qualified executives that have alternatives that may appear to them to be less risky absent these arrangements, and to mitigate a potential disincentive to consideration and execution of any acquisition, particularly where the services of these executives may not be required by the acquirer.
Additionally, in September 2008, in the Chief Executive Officer's change in control agreement, the Board approved an additional provision applicable only to the Chief Executive Officer which entitles him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event. The Board determined that this benefit to the Chief Executive Officer was appropriate in order to preserve the intended benefit to the Chief Executive Officer of his existing employment arrangement and to avoid any conflict between the Chief Executive Officer's personal financial impact and pursuing any transaction as appropriate for the Company. An additional factor is that the Chief Executive Officer's prior performance of services for the Company as a former non-employee member of the Board of Directors would have caused certain tax penalties to have been more easily triggered than would be the case for a Chief Executive Officer who had not previously served as a non-employee director.
The Chief Executive Officer also has a separate employment agreement with us that provides for severance payments in certain cases other than a change of control of the Company. Our other Named Executive Officers would not be entitled to any severance benefits absent a change of control of the Company.
Perquisites and Other Personal Benefits
The named executive officers and other executives are eligible to participate in all of the Company's employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and the Company's 401(k) plan, in each case on the same basis as other employees. All employees of the Company, including the Chief Executive Officer, only fly commercial airlines for Company business.
In fiscal year 2011, the Board approved certain amendments to the Chief Executive Officer's employment agreement. The following changes were made to the Chief Executive Officer's employment agreement to eliminate certain perquisites he was previously entitled to pursuant to his employment agreement: (i) the Chief Executive Officer is no longer eligible for the reimbursement of certain personal expenses and associated tax gross-ups previously allowed under the prior version of his employment agreement (including certain housing in California, home office and media equipment expenses, family and spousal travel to California, commuting, life insurance, and other miscellaneous non-business expenses); and (ii) in connection with the elimination of these perquisites, the Chief Executive Officer receives (a) $150,000 annual payment on February 1 of each year in connection with his employment by the Company (a portion of this payment replaced previously grossed up expense reimbursements received by the Chief Executive Officer covering travel and living expenses related to the fact that the Chief Executive Officer, who lives in New York and is expected to also work out of the Company's main office in Alviso (Santa Clara), California), and (b) two $100,000 allowances (which one is payable on February 1st of each year and one is payable in equal installments in accordance with the Company's standard payroll practices) for a portion of the expenses discussed above as well as all other expenses, which the Company previously provided reimbursement for to the Chief Executive Officer.
Additionally, the Board approved the following other amendments to our Chief Executive Officer's employment agreement in fiscal year 2011: (i) our Chief Executive Officer's target annual bonus was increased to 100% of his annual base salary commencing for the fiscal year ended January 31, 2011; and (ii) our Chief Executive Officer's non-change of control severance benefits for which he is eligible under his employment agreement in the event that he is involuntary terminated other than “for cause” (as defined in his employment agreement) or he voluntarily leaves “for good reason” (as defined in his employment agreement) have been increased as follows: (a) increased from 1.5 times base salary to 2 times base salary; (b) increased from up to 1 times target bonus to 2 times target bonus plus a pro-rated bonus for the year of termination; and (c) increase the length of his health and benefits coverage from 18 months to 24 months.
Tax and Accounting Implications
Deductibility of Executive Compensation
Unless and until the Company achieves sustained profitability, the availability to it of a tax deduction for compensation expense will not be material to the Company's financial position. The Company structures cash bonus compensation so that it is taxable to the Company's executives at the time it becomes available to them. The Company currently intends that most cash compensation paid will be tax deductible for it. However, the cash compensation we pay as well as the gain recognized by optionees upon the exercise of stock options or by recipients of restricted stock awards may not be fully deductible by the Company at the time the cash compensation or award is otherwise taxable to the employee.
As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162

(m) of the Internal Revenue Code, which provides that the Company may generally not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the Committee may approve cash and equity-based compensation that may not be fully deductible in order to ensure competitive levels of total compensation for its executive officers.
Accounting for Stock-Based Compensation
Beginning on February 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R), which has been codified as ASC Topic 718. The Company's accounting for stock-based compensation is not a material factor in how we design the Company's executive compensation programs.

COMPENSATION COMMITTEE REPORT
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate it by reference into a document under the Securities Act or the Securities Exchange Act.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Heidi Roizen (Chair)
Joseph Uva William Cella

Summary Compensation Table For Fiscal Year 2011
Name and Principal Position	Fiscal Year	Salary ($)	Bonus($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Thomas Rogers	FY 2011	$800,000	150,000	—	—	$533,959	$200,000	$1,683,959
President and Chief Executive Officer							(4)
(Principal Executive Officer)	FY 2010	$800,000	—	$6,382,989	—	$932,560	$302,966	$8,418,515
							(5)
	FY 2009	$800,000	—	—	$2,940,400	$702,667	$210,740	$4,653,807
							(6)
Anna Brunelle	FY 2011	$293,750	—	$734,850	$224,994	$159,720	$208	$1,413,522
Vice President, Chief Financial Officer
(Principal Financial Officer)	FY 2010	$276,167	$30,000	$526,500	—	$211,471	—	$1,044,138

	FY 2009	$251,375	$75,000	—	$676,196	$114,546	—	$1,117,117

James Barton	FY 2011	$367,917	—	$734,850	$224,994	$287,231	$2,190	$1,617,182
Chief Technology Officer

Jeffrey Klugman	FY 2011	$358,750	—	$734,850	$224,994	$181,198	$308	$1,500,100
Senior Vice President Products and Revenue
	FY 2010	$350,000	—	$652,860	—	$214,007	—	$1,216,867

	FY 2009	$350,000	—	—	$823,312	$184,500	—	$1,357,812

Matthew Zinn	FY 2011	$304,583	—	$734,850	$224,994	$396,265	$2,577	$1,663,269
Senior Vice President, General Counsel, Secretary and Privacy Officer	FY 2010	$290,000	$115,000	$652,860	—	$188,125	—	$1,245,985

1)
The amounts included in column (e) represent the grant date fair value of restricted stock unit awards granted in fiscal year 2010 and restricted stock awards granted in fiscal year 2009 and 2011 as calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

2)
The amounts included in column (f) represent the grant date fair value of stock options granted in fiscal year 2009, 2010 and 2011 as calculated in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

3)
The amounts included in column (g) are composed entirely of cash bonuses awarded under the fiscal year 2009, 2010, and 2011 incentive plan with respect to performance during fiscal years 2009, 2010, and 2011. These bonuses were paid during fiscal years 2010, 2011, and 2012.

4)	This amount consists of a $100,000 allowance for travel and living expenses and a $100,000 allowance for miscellaneous expenses, paid pursuant to Mr. Rogers' Employment Agreement with TiVo.

5)
This amount consists of $47,158 for housing, housing related and living expenses, $42,796 in insurance related expenses, $66,834 in family travel related expenses pursuant to Mr. Rogers' Employment Agreement with TiVo and $4,925 in legal fees. Additionally we paid $141,253 in tax gross up payments made in connection with these taxable perquisites received by him pursuant to his Employment Agreement.

6)
This amount consists of $54,824 for housing, housing related and living expenses, $42,796 in insurance related expenses, $20,099 in family travel related expenses pursuant to Mr. Rogers' Employment Agreement with TiVo. Additionally we paid $93,021 in tax gross up payments made in connection with these taxable perquisites received by him pursuant to his Employment Agreement.

Fiscal Year 2011 Grants of Plan-Based Awards
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
(a)	(b)	(c)	(d)	(e)	(g)		(i)		(j)	(k)	(l)
Thomas Rogers	N/A	$400,000	$800,000	$1,600,000
Anna Brunelle	3/26/2010						45,000	(2)		—	734,850
	6/23/2010								60,000	$7.49	$224,994
	N/A	$73,459	$146,918	$293,836
James Barton	3/26/2010						45,000	(2)		—	734,850
	6/23/2010								60,000	$7.49	$224,994
	6/23/2010				265,000	(3)				$7.49	$993,724
	N/A	$92,089	$184,178	$368,356
Jeffrey Klugman	3/26/2010						45,000	(2)		—	734,850
	6/23/2010								60,000	$7.49	$224,994
	N/A	$89,709	$179,418	$358,836
Matthew Zinn	3/26/2010						45,000	(2)		—	734,850
	6/23/2010								60,000	$7.49	$224,994
	6/23/2010				200,000	(3)				$7.49	$749,980
	N/A	$76,182	$152,363	$304,726

1)
These amounts represent the threshold, target, and maximum amounts that could have been earned for fiscal year 2011 pursuant to the cash incentive bonus awards provided under the fiscal year 2011 incentive plan and any other milestone performance plans that such executive may have been eligible. Actual amounts earned for fiscal year 2011 are included in the Summary Compensation Table above. For additional information regarding plan-based awards granted to our named executive officers, see Compensation Discussion and Analysis above.

2)	The restricted stock awards vest in four annual installments of 1/6, 1/6, 1/3, and 1/3 beginning on 3/26/2011.

3)	These stock options vest based upon the achievement of certain performance based criteria.

4)
The amounts set forth in this column are the full grant date fair value of the awards determined in accordance with ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

We make annual performance based awards of restricted stock, restricted stock units and/or stock options to our named executive officers, executives, and other continuing employees on an annual basis in the spring each year (typically in February, March or April). We also typically make awards of restricted stock, restricted stock units and/or stock options to certain newly hired or promoted executives. Additionally, at other times during the year, we may periodically make grants of restricted stock, restricted stock units and/or stock options to certain continuing employees for incentive or retention purposes. Newly hired or promoted executives and employees receive their award of restricted stock, restricted stock units and/or stock options typically on the 7th or 21st of the month following the later of their start date (for newly hired employees) or approval of the grant by the CEO for non-executive employees, by the Compensation Committee for executive-level employees other than the CEO, and by the Board for the CEO. Options are awarded at the NASDAQ's closing price of our common stock on the date of grant. We do not grant options with an exercise price that is less than the closing price of our common stock on the grant date.
Option awards granted by our Board (including the Compensation Committee) and the CEO typically vest at a rate of 1/48th   per month over the first four years of the seven-year option term. However, option grants to newly hired employees vest 25% on the first anniversary, with the remainder vesting at a rate of 1/36th  per month over the next three years of the seven-year option term. Other than to our CEO and certain named executive officers, the Board has not granted performance vesting awards to employees. Vesting ceases upon termination of “continuous service.” “Continuous service” means that an individual's service with us, whether as an employee, member of our Board or consultant, is not interrupted or terminated. Additionally, our executives may be entitled to accelerated vesting of their equity grants under certain circumstances in the event of change in control, as discussed below. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards							Stock Awards*
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
(a)	(b)	(c)		(d)		(e)	(f)	(g)		(h)
Thomas Rogers								240,000	(8)	$1,684,800
								583,310	(9)	$4,094,836
	275,000	225,000	(2)			$8.94	3/26/2018
	—	300,000	(3)			$6.18	3/21/2017
	383,333	316,667	(4)			$6.18	3/21/2017
	400,000	—				$6.51	7/17/2016
	2,000,000	—	(5)			$6.52	7/1/2015
	250,000	—				$6.74	10/11/2014
	30,000	—				$9.05	3/29/2014
	20,000	—				$7.40	9/26/2013
Anna Brunelle								45,000	(10)	$734,850
								62,497	(9)	$438,729
	7,500	52,500	(6)			$7.49	6/23/2017
	20,833	41,667	(7)			$7.27	9/16/2015
	9,376	13,126	(7)			$8.94	3/26/2018
	3,333	1,667	(7)			$6.18	3/21/2017
James Barton								45,000	(10)	$734,850
								24,000	(11)	$168,960
								16,666	(9)	$116,995
								8,000	(12)	$53,840
				265,000	(8)	$7.49	6/23/2017
	7,500	52,500	(6)			$7.49	6/23/2017
	70,832	29,168	(7)			$8.94	3/26/2018
	205,001	6,000	(7)			$6.18	3/21/2017
	2,167	—				$7.24	3/29/2016
Jeffrey Klugman								45,000	(10)	$734,850
								77,496	(9)	$544,022
	7,500	52,500	(6)			$7.49	6/23/2017
	49,585	40,834	(7)			$8.94	3/26/2018
	51,002	6,000	(7)			$6.18	3/21/2017
	15,169	—				$7.24	3/29/2016
	522	—				$6.06	4/22/2015
Matthew Zinn								45,000	(10)	$734,850
								77,496	(9)	$544,022
				200,000	(8)	$7.49	6/23/2017
	7,500	52,500	(6)			$7.49	6/23/2017
	24,762	29,167	(7)			$8.94	3/26/2018
	29,630	4,167	(7)			$6.18	3/21/2017

* We did not have any Equity Incentive Plan Awards, so we have not included these columns under Stock Awards.

1)	All options issued before August 6, 2008 have a ten-year contractual term. All options issued after August 6, 2008 have a seven-year contractual term.

2)
This option vests on each anniversary of the date of grant as follows: Year (1) 10% (50,000) vesting monthly (4,166 per month for 12 months); Year (2) 20% (100,000) vesting monthly (8,333 per month for 12 months); Year (3) 30% (150,000) vesting monthly (12,500 per month for 12 months: Year (4) 40% (200,000) vesting monthly (16,666 per month for 12 months).

3)	This option vests 100% on March 21, 2011.

4)	This option vests as follows: 400,000 shares vest in forty eight (48) equal monthly installments from the date of grant and 300,000 shares on the fourth anniversary of the date of grant

5)	Included in this grant is 1,000,000 Options and 1,000,000 Stock Appreciation Rights.

6)	This option vests in 48 equal monthly installments with the first vesting on August 1, 2010.

7)	This option vests in 48 equal monthly installments from the date of grant.

8)	These share vest upon the attainment of certain performance criteria.

9)	The restricted stock units vest in four annual installments of 1/6, 1/6, 1/3, and 1/3 beginning on 2/17/2010.

10)	The restricted stock awards vest in four annual installments of 1/6, 1/6, 1/3, and 1/3 beginning on 3/26/2011.

11)	The restricted stock awards vest in three equal annual installments beginning on 3/25/2010.

12)	The restricted stock awards vest in three equal annual installments beginning on 12/10/2009.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Thomas Rogers	—	—	176,690	$1,712,300
Anna Brunelle	70,311	$449,657	12,503	$125,030
James Barton	484,832	$5,309,894	23,334	$294,060
Jeffrey Klugman	49,015	$488,491	15,504	$155,040
Matthew Zinn	57,500	$394,794	15,504	$155,040

1)
Value realized on exercise is based on the closing market price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

2)	Value realized on vesting is based on the closing market price of our common stock on the date of vesting, multiplied by the number of shares covered by the award and acquired upon vesting.

Potential Payments Upon Termination or Change-In-Control
The following table provides potential payments that may be made to each named executive officer upon termination or a change in control as defined and pursuant to individual agreements. The amounts shown in the table below assume that the executive was terminated on January 31, 2011 and that the effective date of the change in control was January 31, 2011, and do not include amounts (if any) in which the named executive officer had already vested as of January 31, 2011. The amounts shown below are hypothetical payments calculated using the assumptions required under applicable regulations, and do not represent actual payments to any named executive officer. The actual compensation to be paid can only be determined at the time of a named executive officer's termination of employment or upon a change in control, as applicable.

Named Executive Officers	Benefit	Death or Disability	Termination Without Cause or With Good Reason (Without Change in Control)	Termination Without Cause or With Good Reason (With Change in Control)
Thomas Rogers	Cash payments	$—	$4,433,959	$4,433,959
	Medical insurance	$—	$64,074	$64,074
	Stock Option and Stock Appreciation Rights - unvested and accelerated (1)	$2,316,417	$2,316,417	$2,316,417
	Restricted Stock - Unvested and accelerated (2)	$5,640,608	$5,640,608	$6,801,008
	Extension of exercisability of Stock Options (3)	$0 - $8,280,421	$0 - $8,280,421	$0 - $8,280,421
	Extension of exercisability of Stock Appreciation Rights (3)	$0-$2,088,720	$0-$2,088,720	$0-$2,088,720
	280 G Tax Gross-up payments (4)	$—	$—	$7,766,953
Anna Brunelle	Cash payments	$—	$—	$450,000
	Medical insurance	$—	$—	$14,979
	Stock Option - unvested and accelerated (1)	$—	$—	$115,398
	Restricted Stock - Unvested and accelerated (2)	$—	$—	$604,375
James Barton	Cash payments	$—	$—	$900,000
	Medical insurance	$—	$—	$26,197
	Stock Option - unvested and accelerated (1)	$—	$—	$42,232
	Restricted Stock - Unvested and accelerated (2)	$—	$—	$470,607
Jeffrey Klugman	Cash payments	$—	$—	$821,250
	Medical insurance	$—	$—	$35,491
	Stock Option - unvested and accelerated (1)	$—	$—	$50,748
	Restricted Stock - Unvested and accelerated (2)	$—	$—	$749,425
Matthew Zinn	Cash payments	$—	$—	$708,750
	Medical insurance	$—	$—	$35,491
	Stock Option - unvested and accelerated (1)	$—	$—	$35,833
	Restricted Stock - Unvested and accelerated (2)	$—	$—	$749,425

(1)     Amounts represent the closing trading price of our common stock on January 31, 2011 less the exercise price, multiplied by the number of shares underlying the options subject to accelerated vesting.
(2)     Amounts represent the closing trading price of our common stock on January 31, 2011 multiplied by the number of shares subject to accelerated vesting.
(3)     Represents the extension of the expiration date of the award from 90 days after the termination of employment to the remainder of the award's contractual life.
(4)     Pursuant to Mr. Rogers' change in control agreement, he will be entitled to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event.
EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS
Rogers Employment Agreement. In connection with the hiring of Thomas S. Rogers, the Vice Chairman of the Board of Directors, as the new President and Chief Executive Officer of TiVo, effective July 1, 2005, we entered into an at-will employment agreement with Mr. Rogers for his position as President and Chief Executive Officer. Pursuant to this agreement, Mr. Rogers is required to devote substantially all of his business time, attention and energies to the business of TiVo, and he shall perform his duties at TiVo's offices in Alviso, California and at an office to be maintained by TiVo for Mr. Rogers in New York City. Effective February 1, 2010, we entered into a Third Amended & Restated Employment Agreement with Mr. Rogers. Pursuant to this agreement, Mr. Rogers will be paid cash compensation of $800,000 per year and a target annual bonus equal to 100% of his base annual salary based on criteria established by the Board. Mr. Rogers has also received various equity grants in connection with his employment as Chief Executive Officer and President of the Company. Please see the table entitled “Outstanding Equity Awards at Fiscal Year End” for a description of such equity grants received by Mr. Rogers.
In the event that, following the second anniversary of Mr. Rogers' date of hire, he elects to have TiVo engage a full-time replacement Chief Executive Officer so that he may be elected Chairman of the Board, the vesting period of his outstanding time-based stock awards will be extended to twice the length of the remaining vesting period at the time of such role conversion, and the number of stock awards vesting on each date will be proportionately adjusted to reflect the extension.
Pursuant to the employment agreement, so long as Mr. Rogers is serving as our President and Chief Executive Officer, he will be nominated to, and if elected by the stockholders of TiVo, be a member of, our Board of Directors.
In fiscal year 2011, the Board approved certain amendments to the Company's Chief Executive Officer's employment agreement pursuant to the Third Amended & Restated Employment Agreement. The following changes were made to the Company's Chief Executive Officer's employment agreement to eliminate certain perquisites he was previously entitled to pursuant to his employment agreement: (i) the Company's Chief Executive Officer is no longer eligible for the reimbursement of certain personal expenses and associated tax gross-ups previously allowed under the prior version of his employment agreement (including certain housing in California, home office and media equipment expenses, family and spousal travel to California, commuting, life insurance, and other miscellaneous non-business expenses); and (ii) in connection with the elimination of these perquisites, the Company's Chief Executive Officer receives (a) $150,000 annual payment on February 1 of each year in connection with his employment by the Company (a portion of this payment replaced previously grossed up expense reimbursements received by the Company's Chief Executive Officer covering travel and living expenses related to the fact that the Company's Chief Executive Officer, who lives in New York and is expected to also work out of the Company's main office in Alviso (Santa Clara), California), and (b) two $100,000 allowances (which one is payable on February 1st of each year and one is payable in equal installments in accordance with the Company's standard payroll practices)for a portion of the expenses discussed above as well as all other expenses, which the Company previously provided reimbursement for to the Company's Chief Executive Officer.
The employment agreement provides that, in the event Mr. Rogers' employment agreement is terminated as a result of his death or disability, then 100% of his unvested stock awards will vest on the date of termination.
The employment agreement also provides that, in the event Mr. Rogers' employment is terminated by us other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), he will receive two years of salary continuation payments, payable in three equal installments (one-third upon termination, one-third 6 months following termination and one-third 12 months following termination), provided that any amount of salary continuation payments that is unpaid as of the date that is the later of 2.5 months after the end of the calendar year in which Mr. Rogers' date of termination occurs or 2.5 months after the end of our fiscal year in which Mr. Rogers' date of termination occurs shall be paid in cash in a lump sum no later than such date. Mr. Rogers will also receive two years of continued welfare benefits coverage (such coverage will terminate on the date Mr. Rogers obtains substantially similar coverage due to subsequent employment, if applicable). Assuming attainment of applicable performance criteria for the fiscal year in which Mr. Rogers' employment terminates, Mr. Rogers will receive a pro-rated bonus based upon the actual number of days worked during the fiscal year, payable in a lump sum when bonuses for the fiscal year are paid to other executives and in addition Mr. Rogers shall receive two times his target annual bonus payable in the same manner has his salary continuation payments set forth above. Additionally, all Mr. Rogers' stock awards will be automatically accelerated on the date of termination (including such stock awards that are subject to performance-based vesting restrictions, except as otherwise specifically stated in such grant), and each stock award will remain exercisable for the remainder of its original term. Mr. Rogers' receipt of these severance benefits is conditioned upon his execution of a release, in the form attached to his employment agreement.
Change of Control Severance Agreements. Each of our executive officers, and including all of our vice presidents, have executed a change of control severance agreement with us. Pursuant to the terms of these agreements, in the event that, within thirteen months following a “change of control,” as described below, an executive officer or a vice president is terminated other than for “cause” (as defined in the agreement including the willful and continued failure to substantially perform job duties or the commission of an act of fraud, dishonesty, or conviction for a felony involving moral turpitude) or due to a “disability,” (defined as absence from full-time work for six (6) consecutive months), or the executive terminates his or her employment for “good reason,” ( as defined in the agreements including a material reduction in duties, reduction in compensation or benefits, relocation of TiVo's offices greater than 50 miles), the executive will be entitled to a lump sum payment equal to a percentage of his or her annual base salary and targeted annual bonus of which such percentage is 100% for the Chief Executive Officer applicable to a 18 month period, 100% for the Senior Vice Presidents applicable to a 18 month period, and 100% for the Vice Presidents applicable to a 12 month period. Only our Chief Executive Officer's change in control severance agreements permits him to also terminate his employment with us for “good reason” if he no longer reports to our Board (or, if we have a parent company, to the Board of our ultimate parent Corporation). Additionally, effective March 21, 2007, our Board approved an additional provision applicable only to our Chief Executive Officer which entitles him to a gross-up for any taxes owed by him under Section 280G of the Internal Revenue Code for payments made to him in connection with a covered change in control event. Pursuant to Mr. Rogers' employment agreement, Mr. Rogers will be entitled to receive the better of the benefits due under his employment agreement or his change in control agreement in such an event. In addition, the same percentage (as specified above) of equity awards (including such stock awards granted to our CEO that are subject to performance-based vesting restrictions, except as otherwise specifically stated in such grant) held by the terminated executive officer or vice president will become vested and any restrictions on that specified percentage of shares granted to the executive officer or vice president will immediately lapse. We have also agreed to provide the following benefits to any terminated executive officer or vice president:
    continued directors' and officers' liability insurance for a period of six years not to exceed one hundred fifty percent (150%) of the per annum rate of premium currently paid by us for the insurance; and
    medical benefits for a period not to exceed 12 months for Vice Presidents, 18 months for Senior Vice Presidents, and 18 months for the President and Chief Executive Officer from the date of termination.
These agreements do not obligate our executive officers or vice presidents to mitigate losses by seeking other employment or otherwise, and the benefits under these agreements will not be reduced by compensation earned through employment by another employer. These agreements are perpetual unless both parties agree to amend or terminate or the individual is no longer an employee of TiVo.
A “change of control” under these agreements will be deemed to have occurred in the event of:
(i)    a dissolution or liquidation of the Company;
(ii)    a sale of all or substantially all of the assets of the Company;
(iii)    a sale by the stockholders of the Company of the voting stock of the Company to another corporation or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote;
(iv)    a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation of a subsidiary of the Company and in which, in either case, beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of members of the Board of Directors (“Directors”) has changed;
(v)    a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed;
(vi)    an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or
(vii)    for any reason during any period of two (2) consecutive years following the effective date of the agreement, a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.

Additionally, our Amended & Restated 1997 Equity Incentive Plan, our Amended & Restated 1999 Equity Incentive Plan, and our Amended & Restated 2008 Equity Incentive Plan provide for vesting of options upon a “change of control,” as defined in the plans, in the event that during the first thirteen months following the change of control, the option holder's employment is terminated by the company other than for cause or the employee terminates his or her employment due to a constructive termination. If the change of control provisions are triggered, all employees would be entitled to acceleration of twenty-five percent (25%) of their unvested options, while vice presidents and higher would be entitled to acceleration of fifty (50%) of their unvested options.

DIRECTOR COMPENSATION
Directors who are also executive officers do not receive any additional compensation for serving as members of the Board or any other committee of the Board. Each non-employee director of TiVo is eligible for reimbursement for his expenses incurred in connection with attendance at Board meetings in accordance with our policy.
Additionally, non-employee directors are compensated as follows:
Annual Cash Retainers: As of the August 1, 2007, Annual Meeting of Stockholders, each non-employee director receives a retainer of $20,000 paid annually on the date of the Company's Annual Meeting of Stockholders. In addition to such annual retainer paid to all non-employee directors, the Chairman of the Audit Committee receives an additional annual retainer of $20,000, the Chairman of the Compensation Committee receives an additional annual retainer of $10,000, and the Chairman of the Nominating and Governance Committee and the chairs of any other Board committees receive an additional annual retainer of $5,000.
Furthermore, the members of the Audit Committee receive an annual retainer of $5,000 in addition to the $20,000 annual retainer paid to all non-employee directors, the members of the Compensation Committee receive an annual retainer of $3,000 in addition to the $20,000 annual retainer paid to all non-employee directors, and the members of the Nominating and Governance Committee and any other Board committees receive an annual retainer of $1,000 in addition to the $20,000 annual retainer paid to all non-employee directors.
Additionally, in December 2010, in connection with appointment of Mr. Wolzien as Lead Independent Director of the Board, the Board approved an annual retainer of $50,000 payable in quarterly installments to the Lead Independent Director.
Board and Committee Meeting Attendance Fees: Non-employee directors do not receive any additional compensation for their attendance at Board meetings. Non-employee directors, however, receive an additional $2,000 for each Committee meeting they attend during the year (paid quarterly).
Initial Equity Grants to New Board Members: On the date a new non-employee Board member joins our Board of Directors, the new non-employee director will receive an initial equity grant consisting of an option to purchase 25,000 shares of our common stock, which will vest 1/48th per month over the next four years, and 8,300 restricted shares of our common stock, which will vest 25% annually on the anniversary date of the grant over the next four years. The stock options and restricted stock grants received by Non-employee directors are made under the Amended & Restated 2008 Equity Incentive Plan pursuant to the 2008 Independent Director Equity Compensation Policy. These options granted under the Amended & Restated 2008 Equity Incentive Plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code.
Annual Equity Grants: On the date of each Annual Meeting of Stockholders, each continuing non-employee director (except those non-employee directors who joined the Board after the last Annual Meeting who will receive a pro rata annual equity grants based on the number of months served) receives an equity grant under the Amended & Restated 2008 Equity Incentive Award Plan and pursuant to our 2008 Independent Director Equity Compensation Policy consisting of an option to purchase 12,500 shares and 4,200 restricted shares of our common stock, all of which will vest 100% on the first anniversary of their grant.
The exercise price of options granted under the Amended & Restated 2008 Equity Incentive Award Plan pursuant to the 2008 Independent Director Equity Compensation Policy will be equal to the closing trading price of the common stock on the date of grant. The option term is 7 years under Amended & Restated 2008 Equity Incentive Award Plan and 10 years for previously granted options under the Director's Plan, but it terminates three months after the optionholder's service as a director, an employee or a consultant to us or our affiliates terminates. If such termination is due to the optionholder's disability, the exercise period is extended to 12 months. If such termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the exercise period is extended to 18 months following death. The optionholder may transfer the option by gift to immediate family or for estate-planning purposes. The optionholder also may designate a beneficiary to exercise the option following the optionholder's death. Otherwise, the option exercise rights will pass by the optionholder's will or by the laws of descent and distribution. Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares subject to the Directors' Plan, the Amended & Restated 1999 Equity Incentive Plan, and the Amended & Restated 2008 Equity Incentive Award Plan and to outstanding options and restricted shares. In that event, the Board will appropriately adjust the

Directors' Plan, the Amended & Restated 1999 Equity Incentive Plan, and the Amended & Restated 2008 Equity Incentive Award Plan as to the class and the maximum number of shares subject to the Directors' Plan, the Amended & Restated 1999 Equity Incentive Plan, and the Amended & Restated 2008 Equity Incentive Award Plan and subject to future option grants. It also will adjust outstanding options as to the class, number of shares and price per share subject to such options. Upon a change in control of TiVo, the vesting and exercisability of all outstanding options and the vesting of all restricted shares will accelerate, and the options will terminate unless an acquiring corporation assumes or replaces outstanding options. Vesting for options and restricted stock grants ceases upon the recipient's termination of service as a director, an employee, or a consultant of us or our affiliates.

Director Compensation
Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
Peter Aquino	$27,370	$80,095	$145,103	—	$252,568
William Cella	$50,728	$37,254	$66,688	—	$154,670
Jeffrey T. Hinson	$75,360	$37,254	$66,688		$179,302
Randy Komisar	$23,073	$37,254	$66,688	—	$127,015
J. Heidi Roizen	$60,156	$37,254	$66,688	—	$164,098
Joseph Uva	$35,000	$37,254	$66,688	—	$138,942
Thomas Wolzien	$76,907	$37,254	$66,688	—	$180,849
David M. Zaslav	$31,500	—	—	—	$31,500

1)	Amounts shown reflect the aggregate dollar amounts of all fees earned in cash for services as a director, including annual cash retainers, committee and/or chairmanship fees, and meeting fees.

2)
Reflects the grant date fair value of restricted stock awards granted in FY 2011 calculated in accordance with FASB Accounting Standards Codification Topic 718 ("ASC Topic 718") Stock Compensation. The assumptions made in calculating grant date fair value are consistent with those disclosed in Note 14 Stock-Based Compensation to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011. The full grant date fair value of the fiscal year 2011 restricted stock awards to non-employee directors was $37,254 for each non-executive director, except Mr. Aquino whose 9/22/10 grant date fair value was $80,095.

3)
Reflects grant date fair value of stock option award recognized in FY 2011 calculated in accordance with ASC Topic 718. The assumptions made in calculating the grant date fair value of stock option awards are consistent with those disclosed in Note 14 Stock-Based Compensation to our Consolidated Financial Statements found in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011. The full grant date fair value of the fiscal year 2011 stock option award to non-employee directors was $66,688 for each non-executive director, except Mr. Aquino whose 9/22/10 grant date fair value was $145,103.

4)	The aggregate number of stock awards and the aggregate number of option awards outstanding as of January 31, 2011 were as follows:

Name	Stock Awards Outstanding	Option Awards Outstanding
	as of January 31, 2011
Peter Aquino	8,300	25,000
William Cella	10,425	44,792
Jeffrey T. Hinson	4,200	69,792
Randy Komisar (5)	—	—
J. Heidi Roizen	10,425	40,625
Joseph Uva	4,200	30,000
Thomas Wolzien	6,275	60,417
David M. Zaslav (6)	—	—

(5)    Mr. Komisar resigned from the Board as of 12/31/10.

(6)     Mr. Zaslav resigned from the Board as of 8/04/10.

EQUITY COMPENSATION PLAN TABLE

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans
Approved by Security Holders (1)	12,667,784	(2)	$7.19	(2)	8,022,476	(3)

Equity Compensation Plans Not
Approved by Security Holders	—		—		—

Total	12,667,784		$7.19		8,022,476

(1)    These plans consist of the (i) Amended & Restated 1997 Equity Incentive Plan; (ii) Amended & Restated 1999 Equity Incentive Plan; (iii) Amended & Restated 1999 Non-employee Directors' Stock Option Plan; (iv) Amended & Restated 1999 Employee Stock Purchase Plan; and 2008 Equity Incentive Award Plan.
(2)    The Company is unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the Amended & Restated 1999 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the Amended & Restated 1999 Employee Stock Purchase Plan. Accordingly, the number of shares listed in column (a) and the weighted average exercise priced described in column (b) apply only to options outstanding under the Amended & Restated 1997 and 1999 Equity Incentive Plans, 2008 Equity Incentive Award Plan, and the Amended & Restated 1999 Non-employee Directors' Stock Option Plan. The Amended & Restated 1999 Employee Stock Purchase Plan provides that shares of the Company's common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase price date applicable to such offering period, whichever is lower.
(3)    As of January 31, 2011 5,239,335 shares of common stock remain available for future issuance under the 2008 Equity Incentive Award Plan. As of January 31, 2011 nothing remains available for future issuance under the Amended & Restated 1997 Equity Incentive Plan, the Amended & Restated 1999 Equity Incentive Plan, nor the Amended & Restated 1999 Non-Employee Directors' Stock Option Plan.

The following information regarding all existing equity compensation plans (excluding the Amended & Restated 1999 Employee Stock Purchase Plan) as of May 16, 2011 updates the information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending January 31, 2011:
Shares of common stock available for grant: 2,142,026
Stock options and stock appreciation rights outstanding: 12,213,829
Weighted average exercise price of outstanding stock options and stock appreciation rights under all existing equity compensation plans: $7.23
Weighted average remaining contractual term of outstanding stock options: 5.23 years
Full Value Awards (as defined on page 35 of this Proxy Statement) outstanding: 5,896,038
Total awards (includes stock options, stock appreciation rights, and Full Value Awards) outstanding: 18,109,867

Total shares of common stock outstanding: 119,219,797

SECURITY OWNERSHIP
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of TiVo's common stock as of May 16, 2011 by: (i) each director; (ii) each of the executive officers named in the Summary of Executive Compensation table; (iii) all executive officers and directors of TiVo as a group; and (iv) all those known by TiVo to be beneficial owners of more than five percent of TiVo's common stock.

		119,219,797

Beneficial Owner	Beneficial Ownership (1)
	Number of	Percent of
	Shares	Total
Executive Officers and Directors
Thomas Rogers (2)	3,889,853	3.3%
Anna Brunelle (3)	175,156	*
James Barton (4)	427,978	*
Jeffrey Klugman (5)	251,578	*
Matthew Zinn (6)	314,771	*
Peter Aquino (7)	12,987	*
William Cella (8)	36,825	*
Jeffrey Hinson (9)	80,642	*
J. Heidi Roizen (10)	29,175	*
Joseph Uva (11)	34,300	*
Thomas Wolzien (12)	68,117	*
5% Stockholders
FMR LLC (13)
82 Devonshire Street
Boston, MA 02109	12,665,676	10.6%
Wellington Management (14)
280 Congress Street
Boston, MA 02210	12,234,045	10.3%
Blackrock (15)
40 East 52nd Street
New York, NY 10022	12,420,567	10.4%
All executive officers and directors as a group (13 persons) (16)	5,685,559	4.8%

* Less than one percent

1.
This table is based upon information supplied by officers, directors and principal stockholders, Schedules 13D and 13G and Form 13F, as applicable, filed with the SEC and information to our knowledge based upon our stock transfer records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table shows beneficial ownership in accordance with the rules of the Securities and Exchange Commission by including securities over which a named person has or shares voting or investment control, as well as securities over which a named person has the right to acquire voting or investment control within 60 days of May 16, 2011, such as, for example, upon exercise of an option that is currently vested or which is scheduled to vest within that 60-day period. Applicable percentages are based on 119,219,797 shares outstanding on May 16, 2011.

2.
Includes 3,050,000 shares Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days of May 16, 2011. Also included in these numbers are 298,170 shares Mr. Rogers could attain upon the exercises of his stock appreciation rights within 60 days of May 16, 2011 (based on the closing share price of $9.29 on May 16, 2011). Also includes 425,000 shares of restricted stock, which cannot be sold or transferred by Mr. Rogers prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Rogers' cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 706,620 RSUs that will not vest within 60 days of May 16, 2011.

3.
Includes 65,313 shares Ms. Brunelle has the right to acquire pursuant to outstanding options exercisable within 60 days of May 16, 2011. Also includes 97,498 shares of restricted stock, which cannot be sold or transferred by Ms. Brunelle prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Ms. Brunelle's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 49,994 RSUs that will not vest within 60 days of May 16, 2011.

4.
Includes 309,418 shares Mr. Barton has the right to acquire pursuant to outstanding options exercisable within 60 days of May 16, 2011. Also includes 117,498 shares of restricted stock, which cannot be sold or transferred by Mr. Barton prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Barton's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 25,332 RSUs that will not vest within 60 days of May 16, 2011.

5.
Includes 140,077 shares Mr. Klugman has the right to acquire pursuant to outstanding options exercisable within 60 days of May 16, 2011. Also includes 109,498 shares of restricted stock, which cannot be sold or transferred by Mr. Klugman prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Klugman's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 61,992 RSUs that will not vest within 60 days of May 16, 2011.

6.
Includes 188,142 shares Mr. Zinn has the right to acquire pursuant to outstanding options exercisable within 60 days of May 16, 2011. Also includes 109,498 shares of restricted stock, which cannot be sold or transferred by Mr. Zinn prior to their vesting. These shares are otherwise generally subject to forfeiture back to TiVo upon Mr. Zinn's cessation of employment or service with TiVo under certain defined circumstances prior to the vesting of the shares. This amount does not include 61,992 RSUs that will not vest within 60 days of May 16, 2011.

7.	Includes 8,300 shares of restricted stock and 4,687 shares Mr. Aquino has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 16, 2011.

8.	Includes 8,350 shares of restricted stock and 21,875 shares Mr. Cella has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 16, 2011.

9.	Includes 4,200 shares of restricted stock and 57,292 shares Mr. Hinson has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 16, 2011.

10.	Includes 8,350 shares of restricted stock and 15,625 shares Ms. Roizen has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 16, 2011.

11.	Includes 4,200 shares of restricted stock and 17,500 shares Mr. Uva has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 16, 2011.

12.	Includes 6,275 shares of restricted stock and 47,917 shares Mr. Wolzien has the right to acquire pursuant to outstanding options vested and exercisable within 60 days of May 16, 2011.

13.
All information regarding FMR LLC and its affiliates is based on information disclosed in the Schedule 13G filed on February 14, 2011 by FMR LLC. The FMR LLC Schedule 13G indicates that, at December 31, 2010 (i) Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC, was the beneficial owner of 12,665,276 of such shares as a result of acting as investment adviser to various investment companies, and the ownership of one investment company, Fidelity Growth Company Fund, amounted to 11,524,576 of such shares. The FMR LLC Schedule 13G indicates that, at December 31, 2010, Edward C. Johnson 3d, FMR LLC, through its control of Fidelity, and the funds each had sole dispositive power over 12,665,276 of such shares.

14.
All information regarding Wellington Management Company, LLP, or Wellington, and its affiliates is based on information disclosed in the Schedule 13G filed on February 14, 2011 by Wellington. The Wellington Schedule 13G indicates that, at December 31, 2010, Wellington had shared power to vote or to direct the vote on 7,215,895 shares and had sole dispositive power over 12,234,045 shares.

15.
All information regarding BlackRock, Inc., or BlackRock, and its affiliates is based on information disclosed in the Schedule 13G filed on January 10, 2011 by BlackRock. The BlackRock Schedule 13G indicates that, at December 31, 2010, BlackRock was the beneficial owner of 12,420,567 of such shares as a result of acting as investment adviser to various clients that are the holders of record of such shares. The BlackRock Schedule 13G indicates that, at December 31, 2010, BlackRock had sole dispositive power over all of such shares.

16.	Includes 4,065,142 shares subject to options exercisable within 60 days of May 16, 2011.
PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
The Audit Committee of the Board of Directors of TiVo Inc. has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited our financial statements since the Company's fiscal year ended January 31, 2002. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Amended & Restated Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of TiVo and its stockholders.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on PROPOSAL 2 at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent registered public accounting firm.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE
The information contained in this section shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document under the Securities Act of 1933, as amended, or the Securities Exchange Act.
Responsibilities. The Audit Committee of the Board of Directors is currently composed of Messrs. Hinson, Aquino, and Wolzien, all of whom the Board has determined meet the independence requirements of the SEC and NASDAQ. The Audit Committee operates under a written charter that has been adopted by the Board; the current version is available at www.tivo.com by first clicking “About us”, then “Investor Relations,” and then “Corporate governance.” The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for assisting the Board in its general oversight of TiVo's auditing, accounting and financial reporting processes, system of internal controls, and tax, legal, regulatory, and ethical compliance. TiVo's management is responsible for maintaining TiVo's books of account and preparing periodic financial statements based thereon, and for maintaining the system of internal controls. The independent auditors are responsible for auditing TiVo's annual financial statements.
Review with Management and Independent Auditors. In this context, the Audit Committee hereby reports as follows:
(1)    The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, KPMG LLP, together and separately, TiVo's audited consolidated financial statements contained in TiVo's Annual Report on Form 10-K for the fiscal year 2011.
(2)    The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
(3)    The Audit Committee has received from the independent registered public accounting firm, KPMG LLP, the written disclosures and the letter required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communications with Audit Committees Concerning Independence), and the Audit Committee has discussed with KPMG LLP its independence.
(4)    The Audit Committee has considered whether the provision of services covered by fees paid to KPMG LLP is compatible with maintaining the independence of KPMG LLP.
Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in TiVo's Annual Report on Form 10-K for fiscal year 2011, for filing with the SEC. The Audit Committee has appointed KPMG LLP as TiVo's independent registered public accounting firm for fiscal year 2012. This report is submitted by the Audit Committee.

AUDIT COMMITTEE
Jeffrey Hinson (Chair)
Peter Aquino Thomas Wolzien

AUDIT COMMITTEE DISCLOSURES
INDEPENDENT AUDITORS FEES AND SERVICES
In addition to retaining KPMG LLP to audit the consolidated financial statements for fiscal year 2011, TiVo retained one other auditing firm in the United Kingdom, Blick Rothenberg Chartered Accountants, to provide various accounting services during fiscal 2011. The aggregate fees billed for professional auditing services by KPMG LLP for the fiscal years ended January 31, 2011 and 2010 are as follows:

	Fiscal Year Ended January 31,
	2011	2010
	KPMG LLP	KPMG LLP
Audit Fees	$1,403,310	$964,960
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	31,608
Total	$1,403,310	$996,568

Audit Fees. This category includes the audit of TiVo's annual financial statements, review of financial statements included in TiVo's Form 10-Q Quarterly Reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. Audit fees also include fees for professional services rendered for KPMG's audit of the effectiveness of the Company's internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
Audit Related Fees. This category consists of assurance and related services that were reasonably related to the performance of the audit or review of TiVo's financial statements and are not reported above under “Audit Fees.” There were no fees paid for fiscal year 2011 and 2010 for services performed under this category.
Tax Fees. This category consists of professional services rendered for tax compliance and tax advice. There were no fees paid for fiscal year 2011 and 2010 for services performed under this category.
All Other Fees. This category consists of all other fees including fees billed for professional services that were not the result of an audit or review. There were $31,608 in fees for fiscal year 2010 for professional services in connection with assistance in a third party royalty audit and no fees paid for fiscal year 2011 for services provided under this category.
Audit Committee Pre-Approval Policies and Procedures. The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. These services may include audit services, audit-related services, tax, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specified budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During the fiscal years ended January 31, 2011 and 2010, all services provided by KPMG LLP were pre-approved by the Audit Committee.

PROPOSAL 3
APPROVAL OF AMENDMENT TO 2008 EQUITY INCENTIVE AWARD PLAN
Our Board of Directors has amended the Amended & Restated 2008 Equity Incentive Award Plan (the “2008 Plan“), subject to approval by our stockholders, to increase the maximum number of shares of common stock that may be issued under the 2008 Plan by 5,000,000.
Without taking into account the amendment to the 2008 Plan for which we are seeking stockholder approval at the 2011 Annual Meeting, 2,142,026 shares of common stock, or approximately 1.8% of outstanding shares, were available for grants of new awards under the 2008 Plan as of May 16, 2011.
Historically Broad Based Equity Plan
We provide our employees with equity compensation because we believe this closely aligns the incentives of our employees with our shareholders and is consistent with one of our key success factors, “ownership.” We have in the past used, and intend to continue to use, stock options and restricted stock unit awards as incentives to attract, retain and motivate our talented employees, and we believe that equity incentives help ensure that employees focus on our long-term success. We also believe that stock ownership and stock-based incentive awards are the best way to align the interests of our directors, employees and consultants with the long-term interests of our shareholders. We have a history of providing equity-based compensation to a broad range of employees, not just executives or senior employees.
Continued Decrease in Burn Rate In light of Significant Increase in Number of Employees
In connection with our stock-based compensation programs, we seek to balance the need to maintain a talented resource pool in a highly competitive business with efforts to closely monitor our stock award “burn rate” each year. Our annual burn rate is determined by dividing the number of shares of our common stock subject to stock awards we grant in a fiscal year by the weighted average number of our shares of common stock outstanding for that fiscal year.
For purposes of calculating the number of shares granted in a year in accordance with such “burn rate” commitment, we have incorporated a fungible share design into the 2008 Plan to also assist in minimizing the dilutive effects of the 2008 Plan on our stockholders. As such, each share of our common stock subject to an award that is not an option or stock appreciation right (a “Full Value Award“) reduces the number of shares of or common stock reserved for issuance under the 2008 Plan by 1.5 shares.
In order to minimize the dilutive effect of the 2008 Plan on our stockholders, three years ago we adopted a policy that limits the number of shares of common stock subject to awards we grant under the 2008 Plan during the three year period beginning February 1, 2008 to an annual average of 6.11% of our outstanding common stock as further described under the heading “Burn Rate Policy” below. In response to this limitation, for the fiscal year 2009, 2010 and 2011, we had burn rates of approximately 4.14%, 5.96%, and 4.64% which averaged out to 4.91%. In fiscal year 2012, we plan to continue to manage our stock award burn rate in order to further lower our burn rate below the prior year.
Even as we continued to closely manage and reduce our burn rate in connection with our 2008 Plan, we continued our policy of broad based participation in our equity-based compensation despite a significant increase in our employee population from the beginning of fiscal year 2009 at 482 employees to 596 employees as of May 16, 2011.
We believe that we will be at a competitive disadvantage in our efforts to attract and retain employees if we do not have the flexibility to issue competitive levels of equity-based compensation awards to targeted individuals. Accordingly, the 2008 Plan has been amended, subject to stockholder approval, to increase the number of shares that may be issued by 5,000,000, or approximately 4.2% of outstanding shares. Stockholders are requested to approve the amendment to the 2008 Plan. An amendment to the 2008 Plan requires approval of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on PROPOSAL 3 at the Annual Meeting.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

SUMMARY OF 2008 EQUITY INCENTIVE AWARD PLAN, AS AMENDED
SUMMARY
The purpose of the 2008 Plan is to promote our success and enhance our value by linking the personal interests of the members of the Board, our employees, and our consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The 2008 Plan is also intended to provide flexibility to us in our ability to motivate, attract, and retain the services of members of the Board, our employees, and our consultants upon whose judgment, interest and special effort the successful conduct of our operation is largely dependent.

The following summarizes the terms of the 2008 Plan, including the proposed amendment, and this summary is qualified by reference to the full text of the 2008 Plan, as amended, which is attached as Appendix A to this Proxy Statement.
GENERAL
•    The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs“), performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, performance bonus awards, and performance-based awards to officers, employees, non-employee directors and consultants.
•    The 2008 Plan explicitly prohibits repricing options and stock appreciation rights to an exercise price lower than the exercise price set on the date of grant without stockholder approval. Other than in connection with certain transactions, such as a merger or consolidation, the 2008 Plan also explicitly prohibits offering to buyout an option or stock appreciation right for a payment in cash or the granting of an option or stock appreciation right in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award.
•    The 2008 Plan has a ten year term.
•    Options and SARs granted under the 2008 Plan have a maximum term of seven years and must have an exercise price at least equal to the fair market value of our common stock on the date of grant.
•    Full Value Awards will be counted against the shares reserved under the 2008 Plan at a rate of 1.5 shares for each share subject to a Full Value Award. The reserve is credited with 1.5 shares for each share subject to a Full Value Award that terminates, expires or lapses for any reason other than in satisfaction of the tax withholding obligations related to such Full Value Award.
•     Full Value Awards that vest solely based on the passage of time must vest over a period of not less than three years and performance vesting Full Value Awards must vest over a period of not less than one year. The Full Value Awards may vest in installments over the applicable time period. The vesting limitations do not apply to a limited basket consisting of up to 10% of the shares of our common stock available for issuance under the 2008 Plan.
•    Currently the maximum number of shares of our common stock with respect to which awards may be granted under the 2008 Plan is 37,934,415, of which 2,142,026 remain available for grant. The proposed amendment would increase the number of shares currently available for grant to 7,142,026. The number of shares available for grant is subject to increase to the extent that awards previously granted under the 2008 Plan and the Company's Amended and Restated 1999 Equity Incentive Plan (the “Prior Plan”) expire, or are forfeited or canceled. As of May 12, 2008, there were 23,534,415 shares of our common stock subject to awards already granted under the Prior Plan. We do not expect that all of these awards will terminate, expire or lapse without such shares of common stock being issued. However in the event of the termination, expiration, or lapse of all of such awards, the maximum number of shares of our common stock that may become issuable under the 2008 Plan is 42,934,415.
•    The number of shares of our common stock to be reserved under the 2008 Plan represents approximately 4.2% of the total outstanding shares of our common stock as of May 16, 2011. The maximum number of shares in the aggregate that may be issued under the 2008 Plan assuming the termination, expiration or lapse of all awards under the Prior Plan, however unlikely, represents approximately 36% of the total outstanding shares of our common stock as of May 16, 2011.
•    The 2008 Plan will permit the qualification of awards with performance-based vesting as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code“). See “Qualified Performance-Based Compensation” and “Federal Income Tax Consequences” below for a more detailed discussion of the application of Section 162(m).
•    The maximum number of shares with respect to one or more awards that may be granted to any one participant during any calendar year is 3,000,000 and the maximum amount that may be paid in cash with respect to any performance-based award during any calendar year is $5,000,000.
•    As of May 16, 2011, the closing price of our common stock on the Nasdaq Stock Market was $9.29 per share.
The following information regarding all existing equity compensation plans (excluding the Amended & Restated 1999 Employee Stock Purchase Plan) as of May 16, 2011 updates the information included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ending January 31, 2011:
•    Shares of common stock available for grant: 2,142,026
•    Stock options and stock appreciation rights outstanding: 12,213,829
•    Weighted average exercise price of outstanding stock options and stock appreciation rights under all existing equity compensation plans: $7.23
•    Weighted average remaining contractual term of outstanding stock options: 5.23 years
•    Full Value Awards (as defined on page 35 of this Proxy Statement) outstanding: 5,896,038
•    Total awards (includes stock options, stock appreciation rights, and Full Value Awards) outstanding: 18,109,867
•    Total shares of common stock outstanding: 119,219,797
ADMINISTRATION
The 2008 Plan may be administered by the full Board or by a committee of the Board, including a committee of one comprised solely of our Chief Executive Officer. Pursuant to this, the Compensation Committee of the Board has been delegated the authority to determine and make individual grants to our employees and consultants. The Compensation Committee has been constituted to satisfy the applicable requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act“), and Section 162(m) of the Code and has the exclusive authority to grant awards under the 2008 Plan and otherwise administer the 2008 Plan. The full Board, acting by a majority of its independent members in office, conducts the general administration of the Plan with respect to all awards granted to our non-employee directors. Additionally, pursuant to this, our Chief Executive Officer has been delegated the authority to determine and make individual grants to our employees not subject to Section 16 of the Exchange Act.
ELIGIBILITY
Persons eligible to participate in the 2008 Plan include any person who is our, or our affiliate's, employee, consultant or member of the Board, as determined by the administrator. As of May 16, 2011, there were approximately 595 employees, 1 employee-director, 0 consultants and 6 non-employee directors eligible to receive awards under the 2008 Plan.

LIMITATION ON AWARDS AND SHARES AVAILABLE
In accordance with Proposal 3, an aggregate of 5,000,000 additional shares of our common stock will be available for grant pursuant to the 2008 Plan, provided that the aggregate number of shares of our common stock available for issuance under the 2008 Plan is reduced by 1.5 shares for each share of our common stock delivered in settlement of any Full Value Award. The shares of common stock covered by the 2008 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market.
Generally, shares subject to an award under the 2008 Plan that terminates, expires, or lapses for any reason are made available for issuance again under the 2008 Plan, except that each share subject to a Full Value Award that terminates, expires, or lapses for any reason will increase the number of shares that can be issued under the 2008 Plan by 1.5 shares. Shares of our common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award and shares of our common stock that were subject to a stock-settled SAR that are not issued upon exercise of the SAR will not be available for issuance again under the 2008 Plan. The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2008 Plan.
The maximum number of shares of common stock that may be subject to one or more Awards granted to any one participant pursuant to the 2008 Plan during any calendar year is 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any performance-based award is $5,000,000.
“BURN RATE” POLICY
In order to minimize the dilutive impact on our existing stockholders of our grants of equity-based awards to members of the Board, our employees and our consultants, we have committed that, with respect to the shares of our common stock reserved for issuance under the 2008 Plan, the “burn rate” of equity awards will not exceed an average of 6.11% per fiscal year through our fiscal year ending January 31, 2013 per Risk Metric Group's guideline. The burn rate will be recalculated following the end of each fiscal year during this period. In fiscal year 2009, our burn rate was 4.14%, our burn rate in fiscal year 2010 was 5.96%, and our burn rate in fiscal year 2011 was 4.64%.
For this purpose, burn rate is defined as the adjusted total number of equity grants made in a given year divided by the weighted average number of shares of our common stock outstanding at the end of that year. The adjusted total number of equity grants is equal to the sum of the number of shares of our common stock subject to options and other equity-based awards granted during the year as adjusted to reflect “full value”.
The full value adjustment will count one share of our common stock subject to a Full Value Award as equivalent to (i) 1.5 shares if our annual common stock price volatility is 54.6% or higher, (ii) 2 shares if our annual common stock price volatility is at least 36.1% but less than 54.6%, (iii) 2.5 shares if our annual common stock price volatility is at least 24.9% but less than 36.1%, (iv) 3.0 shares if our annual common stock price volatility is at least 16.5% but less than 24.9%, (v) 3.5 shares if our annual common stock price volatility is at least 7.9% but less than 16.5% and (vi) 4 shares if our annual common stock price volatility is less than 7.9%.
AWARDS
The 2008 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, performance bonus awards, and performance-based awards. Except as described below with regard to our 2008 Independent Director Equity Compensation Policy, no determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2008 Plan. See the Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table, above, for information on awards granted under our 2008 Plan and the Prior Plan to our named executive officers identified in those tables.
Stock Options. Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2008 Plan. The option exercise price of all stock options granted pursuant to the 2008 Plan will not be less than 100% of the fair market value of the common stock on the date of grant. Stock options may be exercised as determined by the administrator of the 2008 Plan, but in no event may a stock option have a term extending beyond the seventh anniversary of the date of grant. Incentive stock options granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock will have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted Stock. Restricted stock awards may be granted pursuant to the 2008 Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the administrator (including zero) that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the administrator.
Restricted Stock Units. Restricted stock units may be granted pursuant to the 2008 Plan. A restricted stock unit award provides for the issuance of common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The vesting and maturity dates will be established at the time of grant, and may provide for the deferral of receipt of the common stock beyond the vesting date. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of common stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of common stock.
Stock Appreciation Rights. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of our common stock on the date of exercise of the SAR over (B) the fair market value of a share of our common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of cash, our common stock or a combination of cash and our common stock, as determined by the administrator, and SARs settled in our common stock shall satisfy all of the restrictions imposed by the 2008 Plan upon stock option grants. Each SAR must be evidenced by a written award agreement with terms and conditions consistent with the 2008 Plan. The administrator determines the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed seven years.
Performance Shares. Awards of performance shares are denominated in a number of shares of our common stock and may be linked to any one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator.
Performance Stock Units. Awards of performance stock units are denominated in unit equivalent of shares of our common stock and/or units of value, including dollar value of shares of common stock, and may be linked to any one or more performance criteria determined appropriate by the administrator, in each case on a specified date or dates or over any period or periods determined by the administrator.
Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our common stock) of dividends paid on our common stock. Dividend equivalents represent the value of the dividends per share of our common stock paid by us, calculated with reference to the number of shares our common stock that are subject to any award other than an option or SAR held by a participant. Dividend equivalents are converted to cash or additional shares of our common stock by such formula and at such time subject to such limitations as may be determined by the administrator. Dividend equivalents cannot be granted with respect to options or SARs.
Stock Payments. Stock payments include payments in the form of our common stock, options or other rights to purchase common stock made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the administrator and may be based upon performance criteria determined appropriate by the administrator, determined on the date such stock payment is made or on any date thereafter.
Deferred stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the administrator. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or performance criteria set by the administrator, and unless otherwise provided by the administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.
Performance Bonus Awards. Any participant selected by the administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the administrator and relate to any one or more performance criteria determined appropriate by the administrator on a specified date or dates or over any period or periods determined by the administrator. Any such cash bonus paid to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.
Performance-Based Awards. The administrator may grant awards, including cash awards, to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the administrator for the period are satisfied. With regard to a particular performance period, the administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the administrator may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed by us or any qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stock options and SARs granted by a qualifying compensation committee under the 2008 Plan will generally satisfy the exception for qualified performance-based compensation since the plan sets forth the maximum number of shares of common stock which may be subject to awards granted to any one participant during any calendar year and the per share exercise price of options and SARs must be at least equal to the fair market value of a share of our common stock on the date of grant.
Pre-established performance goals for awards intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of our common stock, market share, subscription gross additions, subscription net additions, cumulative subscriptions, churn rate, subscription acquisition cost and revenue per subscription, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group.
Payment. The administrator of the 2008 Plan will determine the methods by which payments by any award holder with respect to any awards may be paid, the form of payment, including, without limitation: (1) cash, (2) shares of common stock held for such period of time as may be required by the administrator in order to avoid adverse accounting consequences and having a fair market value on the date of delivery equal to the aggregate payments required, or (3) other property acceptable to the administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale). The 2008 Plan does not permit us to make or arrange for loans as a method of payment for any award.
Full Value Award limitations/Vesting Restrictions. Full Value Awards that vest solely based on the passage of time must vest over a period of not less than three years and performance vesting Full Value Awards must vest over a period of not less than one year. The Full Value Awards may vest in installments over the applicable time period. The vesting limitations do not apply to a limited basket consisting of up to 10% of the shares of our common stock available for issuance under the 2008 Plan.
Upon the grant of an award, the administrator may provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, upon the occurrence of one or more specified events without limitation as to the number of shares. Following the grant of an award, the administrator may also provide that the period during which the award will vest or become exercisable will accelerate, in whole or in part, in connection with a change in control (as defined in the 2008 Plan) or in connection with a holder's termination of employment or service by reason of the holder's retirement, death or disability. In addition, at any time and for any reason after the grant of shares, the administrator may also provide that the period during which outstanding awards will vest or become exercisable will accelerate, in whole or in part, with respect to an aggregate number of shares not to exceed 10% of the total number of shares available for awards under the 2008 Plan.
Transferability of awards. No right or interest of a participant in any award granted under the 2008 Plan may be pledged, encumbered, or subject to any lien, obligation or liability of the participant to any other party other than us or our subsidiary. Awards cannot be assigned, transferred or otherwise disposed of by a participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the administrator. The administrator may provide in any award agreement that an award may be transferred to certain persons or entities related to a participant in the 2008 Plan, including but not limited to members of the participant's family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of the participant's family and/or charitable institutions, or to such other persons or entities as may be expressly permitted by the administrator. Such permitted assignees will be bound by and subject to such terms and conditions as determined by the administrator. Notwithstanding the foregoing, no awards may be transferred for consideration to third parties.
Independent Director Compensation. Pursuant to our 2008 Independent Director Equity Compensation Policy, adopted by the Board, non-employee directors are eligible for automatic grants of non-qualified stock options and restricted stock awards upon initial election or appointment and for continued service on the Board. See “Director Compensation” above for more information on our 2008 Independent Director Equity Compensation Policy. Awards granted under the 2008 Independent Director Equity Compensation Policy, or any subsequently adopted policy, are subject to all of the limitations for awards set forth in the 2008 Plan and as described in this proposal.

QUALIFIED PERFORMANCE-BASED COMPENSATION
Section 162(m) of the Code generally limits the deductibility of compensation paid to certain executive officers of a publicly-held corporation to $1.0 million in any taxable year of the corporation. Certain types of compensation, including “qualified performance-based compensation,” are exempt from this deduction limitation. In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Section 162(m) contains a special rule for stock options and SARs which provides that stock options and SARs will satisfy the qualified performance-based compensation exception if the awards are made by a qualifying compensation committee, the plan sets forth the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date. The 2008 Plan has been designed to permit the Compensation Committee of the Board to grant stock options, SARs and other awards which will qualify as qualified performance-based compensation under Section 162(m) of the Code.
ADJUSTMENTS
Certain transactions with our stockholders not involving our receipt of consideration, such as the combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) or any other transaction other than an equity restructuring may affect the share price of our common stock. In the event that this occurs, the Board will make such equitable adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change. Such adjustments may include a change in the aggregate number and kind of shares that may be issued under the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share for any outstanding awards under the 2008 Plan. Any adjustment affecting an award intended as qualified performance-based compensation must be made consistent with the requirements of Section 162(m) of the Code.
If there is any other combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or other change affecting the shares of common stock or the share price of the common stock (other than an event described in the preceding paragraph), the Board may, in its discretion:

•
    provide for the termination of any award in exchange for an amount of cash (if any) and/or other property equal to the amount that would have been attained upon the exercise of such Award or realization of the participant's rights;

•	provide for the replacement of any award with other rights or property selected by the Board in its sole discretion;

•
    make adjustments (i) in the number and type of shares of our common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options and awards or future rights, options and awards;

•
    provide that any surviving corporation (or its parent or subsidiary) will assume awards outstanding under the 2008 Plan or will substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards;

•	provide that all awards will be exercisable, payable or fully vested as to all shares of our common stock covered thereby; or

•	provide that any outstanding award cannot vest, be exercised, or become payable after such event.

EFFECT OF A CHANGE IN CONTROL
Outstanding awards do not automatically terminate in the event of a change in control. A “change in control” generally means a sale or other disposition of all or substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, or a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property. In the event of a change in control, any surviving corporation or acquiring corporation must either assume or continue outstanding awards or substitute similar awards. If it does not do so, then with respect to awards held by participants whose service has not terminated, the vesting of such awards (and, if applicable, the time during which such Awards may be exercised) will be accelerated in full and all forfeiture restrictions on such awards will lapse. The unexercised portion of all outstanding awards may terminate upon the change in control. The acceleration of an award in the event of a change in control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.
If a participant terminates service with us within thirteen (13) months following a change in control due to an involuntary termination without cause or a voluntary termination due to constructive termination by us, then that participant's vesting and exercisability of all awards held by the participant will be accelerated, or any reacquisition or repurchase rights held by us with respect to the award will lapse, as set forth below. With respect to a participant who is an officer with the title of vice president or above or a member of the Board at the time of such termination, fifty percent (50%) of the unvested shares covered by the awards will vest and become exercisable (or reacquisition or repurchase rights held by us will lapse with respect to fifty percent (50%) of the shares still subject to such rights) as of the date of termination. For all other participants twenty-five percent (25%) of the unvested shares will vest and become exercisable (or reacquisition or repurchase rights held by us will lapse) as of the date of termination.
No adjustment will be authorized to the extent that it causes a qualified performance-based compensation award to fail to qualify as such, violate Section 422(b)(1) of the Code, result in short-swing profits under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 under the Exchange Act of 1934, as amended, unless the Board determines that the award is not to comply with such exemptive conditions. In addition, the Board may grant equity awards with more or less favorable vesting acceleration provisions than those described above.
All outstanding awards will terminate immediately in the event of a dissolution or liquidation of our Company, prior to that event.
AMENDMENT AND TERMINATION
No awards may be granted pursuant to the 2008 Plan on or after the tenth anniversary of the date our stockholders approve the 2008 Plan. In addition, the Board may terminate, amend, or modify the 2008 Plan at any time; however, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2008 Plan, to permit the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond seven years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2008 Plan in connection with certain changes in capital structure, we may not offer to buy out an option or stock appreciation right for a payment in cash and no option or stock appreciation right may be granted in exchange for, or in connection with, the cancellation or surrender of an option, stock appreciation right or other award.
FEDERAL INCOME TAX CONSEQUENCES
The federal income tax consequences of the 2008 Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the 2008 Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2008 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and estate and gift tax considerations are not discussed, and may vary depending on individual circumstances and from locality to locality.

Section 409A of the Code. Certain types of awards under the 2008 Plan, including deferred stock and restricted stock units, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the 2008 Plan and awards granted under the plan will be structured and interpreted to comply with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A. To the extent determined necessary or appropriate by the administrator, the 2008 Plan and applicable award agreements may be amended to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.
Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the 2008 Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of our common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (i) two years after the date of grant of the option or (ii) within one year of the date the shares of common stock were transferred to the participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option's exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.
Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.
Restricted Stock. For federal income tax purposes, the grantee generally will not have taxable income on the grant of restricted stock, nor will we then be entitled to any deduction, unless the grantee makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the grantee generally will recognize ordinary income, and we will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse over the purchase price for the restricted stock.
Stock Appreciation Rights. No taxable income is realized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares of common stock received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, must be treated as compensation taxable as ordinary income to the grantee in the year of such exercise. We will be entitled to a deduction for compensation paid in the same amount which the grantee realized as ordinary income.
Performance Shares. The grantee generally will not realize taxable income at the time of the grant of the performance shares, and we will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and we will be entitled to a corresponding deduction.
Performance Stock Units. The grantee generally will not realize taxable income at the time of the grant of the performance stock units, and we will not be entitled to a deduction at that time. When the award is paid, whether in cash or common stock, the grantee will have ordinary income, and we will be entitled to a corresponding deduction.
Dividend Equivalents. The grantee generally will not realize taxable income at the time of the grant of the dividend equivalents, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and we will be entitled to a corresponding deduction.
Stock Payments. If the grantee receives a stock payment in lieu of a cash payment that would otherwise have been made, he or she generally will be taxed as if the cash payment has been received, and we will have a deduction in the same amount.

Deferred Stock. The grantee generally will not have taxable income upon the issuance of the deferred stock and we will not then be entitled to a deduction. However, when deferred stock vests and is issued to the grantee, he or she will realize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the deferred stock.
Restricted Stock Units. The grantee generally will not realize taxable income at the time of the grant of the restricted stock units, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the grantee will have ordinary income, and we will be entitled to a corresponding deduction.
Section  162(m) of the Code. As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”
In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;

•	The performance goals must be established by a compensation committee comprised of two or more “outside directors”;

•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and

•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.
Pursuant to a special rule under Section 162(m), stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if (1) the awards are made by a qualifying compensation committee, (2) the plan sets the maximum number of shares that can be granted to any person within a specified period and (3) the compensation is based solely on an increase in the stock price after the grant date. The 2008 Plan has been designed to permit the administrator to grant stock options and stock appreciation rights which will qualify as “qualified performance-based compensation.” In addition, performance-based awards are intended to qualify as “qualified performance-based compensation.”
NEW PLAN BENEFITS
Other than with respect to non-employee directors, all future grants under the 2008 Plan are within the discretion of the administrator and the benefits of such grants are, therefore, not determinable. The table below sets forth the grants which were made under the 2008 Plan to our employees during fiscal year 2011 and to which non-employee directors are entitled on an annual basis.

Name and Position	Number of Stock Options	Number of Awards
Thomas Rogers President and Chief Executive Officer	N/A	N/A

Anna Brunelle Vice President, Chief Financial Officer	60,000	45,000

James Barton Chief Technology Officer	325,000	45,000

Jeffrey Klugman Senior Vice President Products and Revenue	60,000	45,000

Matthew Zinn Senior Vice President, General Counsel, Secretary and Chief Privacy Officer	260,000	45,000

Executive Group	825,000	265,000

Non-Executive Director Group	87,500	29,300

Non-Executive Officer Employee Group	2,231,250	1,122,760

Since the inception of the 2008 Plan through May 16, 2011, each of the following executives has been granted restricted stock awards, restricted stock units, and stock options under the 2008 Plan: Mr. Rogers was granted 1,000,000 shares, Mr. Barton was granted 522,000 shares, Ms. Brunelle was granted 340,000 shares, Mr. Klugman was granted 270,000 shares, and Mr. Zinn was granted 470,000 shares of restricted stock under the 2008 Plan. Additionally, Mr. Rogers was granted performance-based shares in the amount of 225,000 shares of restricted stock and 200,000 shares of restricted stock with time-based vesting. Since the inception of the 2008 Plan through May 16, 2011 the total number of restricted stock awards, performance stock awards, restricted stock units, and stock options awarded to TiVo's Executive Officers as a group was 3,565,000, the members of TiVo's non-executive Board of Directors as a group was 297,517, and all TiVo employees, who are not Executive Officers, as a group was 7,733,049.
THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4
APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")

We are seeking an advisory vote from our stockholders to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. The Compensation Committee, with assistance from its independent executive compensation consultants and counsel, has structured our executive compensation program to reflect our "pay-for-performance" philosophy. The compensation opportunities provided to the named executive officers are significantly dependent on the Company's financial performance and the named executive officer's individual performance, which are intended to drive the creation of sustainable stockholder value. The Compensation

Committee will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers, motivate these executive officers to achieve the Company's short-term and long-term business strategies and objectives.

You have the opportunity to vote "for" or "against" or to "abstain" from voting on the following non-binding resolution relating to executive compensation:

"Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in TiVo's proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and the narrative discussion of this proxy statement."

In deciding how to vote on this proposal, you are encouraged to consider the Company's executive compensation philosophy and objectives as contained in the Compensation Discussion and Analysis section above. Our executive compensation program utilizes elements including base salary, annual cash incentive awards, long-term stock-based incentive awards, and health and other benefits to achieve the following goals:

•	attracting, retaining, motivating, and rewarding highly talented, entrepreneurial, and creative executives;

•	aligning and strengthening the mutuality of interests between our executives and our stockholders; and

•	providing total compensation to each executive that is internally equitable, competitive with peer companies, and driven by individual, departmental, and corporate performance.

While your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, the Compensation Committee values the opinions of the Company's stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding the Company's executive compensation program.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

PROPOSAL 5

APPROVAL ON A NON-BINDING, ADVISORY BASIS WHETHER SAY-ON-PAY SHOULD OCCUR EVERY ONE (1) YEAR, EVERY TWO (2) YEARS, OR EVERY THREE (3) YEARS

We are seeking an advisory vote from our stockholders as to whether the stockholder advisory vote on executive compensation (similar to that set forth in Proposal 4 of this proxy statement) should occur every 1 year, every 2 years, or every 3 years. Accordingly, you have the opportunity to choose the option of every "1 year," every "2 years," every "3 years," or to "abstain" from voting on the frequency for which the Company should hold a stockholder advisory vote to approve the compensation paid to the Company's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement.

In considering the interests of our stockholders and the Company, the Board has determined that the recommended frequency for which the Company should hold a stockholder advisory vote to approve the compensation paid to the Company's named executive officers should be every 3 YEARS. We believe that every three years is the appropriate frequency to hold a Say-on-Pay vote for several reasons. As our compensation programs reward both short-term and long-term performance, stockholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Further, a three year interval provides the Board and the Compensation Committee with sufficient time to evaluate the effectiveness of its compensation policies and implement changes in response to its evaluation and the results of the advisory vote. Thus, the Board recommends that stockholders approve a frequency of every 3 years.

As your vote on this proposal is advisory and will not be binding on the Compensation Committee, the Board or the Company, the Board may decide that it is in the best interests of the Company and our stockholders to hold a stockholder advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. However, we value the opinions of our stockholders on executive compensation matters and we will take the results of this advisory vote into consideration when making future decisions regarding the frequency with which the Company holds a stockholder advisory vote on the compensation paid to the Company's named executive officers.

This non-binding "frequency" vote is required to be submitted to our stockholders at least once every six years.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR EVERY THREE (3) YEARS FOR PROPOSAL 5.

OTHER INFORMATION
SECTION  16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange requires TiVo's directors and executive officers and persons who own more than ten percent of a registered class of TiVo's equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of TiVo. Reporting Persons are required by SEC regulation to furnish TiVo with copies of all Section 16(a) forms they file.
To TiVo's knowledge, based solely on a review of the copies of such reports furnished to TiVo and written representations from certain Reporting Persons that no other reports were required, TiVo believes that during fiscal year 2011 all Reporting Persons complied with all applicable filing requirements.
INCORPORATION BY REFERENCE
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so that information should be considered as part of the filing that you are reading. Portions of this proxy statement are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011 as well as portions of our Annual Report on Form 10-K for fiscal year ended January 31, 2011 are incorporated by reference herein, including information regarding our executive officers and key employees. Based on SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” in this proxy statement shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that we specifically incorporate those sections by reference into a document under the Securities Act or the Securities Exchange Act.
This proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
This proxy statement is sent to you as part of the proxy materials for the 2011 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of TiVo stock.
AVAILABILITY OF ADDITIONAL INFORMATION
Copies of TiVo's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 have been distributed to stockholders entitled to vote at our 2011 Annual Meeting of Stockholders. Additional copies and additional information, including the Annual Report on Form 10-K filed with the SEC, are available without charge from Investor Relations, 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002. The annual report, proxy statement, and Form 10-K are also available on TiVo's website at www.tivo.com/ir.
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL STOCKHOLDERS' MEETING
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for TiVo's 2012 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act is February 23, 2012. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must give timely notice thereof in writing to our Corporate Secretary. To be timely, a stockholder's proposal or nomination must be delivered to or mailed and received at the principal executive offices of the Company no later than the close of business on May 5, 2012 nor earlier than the close of business on April 5, 2012 and must otherwise satisfy the requirements of TiVo's Amended & Restated Bylaws, as amended. If the date of the 2012 Annual Meeting changes by more than thirty (30) days from the date of the 2011 Annual Meeting, a stockholder's proposal or nomination must be delivered to or mailed and received at our principal executive offices no later than ten (10) calendar days following the first public announcement of the revised date of the 2012 Annual Meeting. A stockholder's notice to the Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the 2012 Annual Meeting:

•
a brief description of the business desired to be brought before the 2012 Annual Meeting, the reasons for conducting the business at the 2012 Annual Meeting and any material interest of each proposing person in the business;

•	the text of the proposal or business (including the text of any resolutions proposed for consideration);

•
a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the proposing persons or (y) between or among any proposing person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder;

•	the name and address of each proposing person including, if applicable, the name and address that appears on the corporation's books and records; and

•
the class and number of shares of TiVo stock which are owned of record or beneficially owned by each proposing person and any “Disclosable Interests” (as such term is defined in TiVo's Amended & Restated Bylaws, as amended) of each proposing person.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act. Notwithstanding anything in TiVo's Amended & Restated Bylaws, as amended, to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in TiVo's Amended & Restated Bylaws, as amended.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Investor Relations, TiVo Inc., 2160 Gold Street, P.O. Box 2160, Alviso, CA 95002, or contact Investor Relations by telephone at (408) 519-9677. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or Investor Relations.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the 2011 Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with the recommendation of the Board, if no recommendation is given, in their own discretion. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Thomas Rogers
Thomas Rogers
Chief Executive Officer and President
Alviso, California
May 31, 2011

APPENDIX A
TIVO INC.
AMENDED AND RESTATED 2008 EQUITY INCENTIVE AWARD PLAN
ARTICLE 1.
PURPOSE
The purpose of the TiVo Inc. 2008 Equity Incentive Award Plan, as amended and restated herein (the “Plan”), is to promote the success and enhance the value of TiVo Inc. (the “Company”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. This Plan amends and restates in its entirety the TiVo Inc. 2008 Equity Incentive Award Plan most recently adopted by the Board on May 21, 2010 and approved by the stockholders of the Company on August 4, 2010.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan.
2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
2.3 “Board” means the Board of Directors of the Company.
2.4 “Cause” means (a) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that a Participant has committed a felony under the laws of the United States, of any applicable foreign jurisdiction or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company or a Subsidiary; (b) material breach of any agreement entered into between the Participant and the Company or a Subsidiary that impairs the Company's or the Subsidiary's interest therein; (c) willful misconduct, significant failure of the Participant to perform the Participant's duties, or gross neglect by the Participant of the Participant's duties; or (d) engagement in any activity that constitutes a material conflict of interest with the Company or any Subsidiary.
2.5 “Change in Control” means: (a) a dissolution or liquidation of the Company; (b) a sale of all or substantially all of the assets of the Company; (c) a sale by the stockholders of the Company of the voting stock of the Company to another corporation or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote; (d) a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation of a Subsidiary of the Company and in which, in either case, beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed; (e) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors has changed or (f) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of Directors; or (g) for any reason during any period of two (2) consecutive years a majority of the Board is constituted by individuals other than (1) individuals who were directors immediately prior to the beginning of such period, and (2) new directors whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors immediately prior to the beginning of the period or whose election or nomination for election was previously so approved.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in this Section 2.5 with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code.
2.6 “Code” means the Internal Revenue Code of 1986, as amended.
2.7 “Committee” means the committee of the Board described in Article 13.
2.8 “Constructive Termination” means the occurrence of any of the following events or conditions: (a) (i) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (ii) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (iii) any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant's Continuous Service for Cause, as a result of the Participant's Disability or death or by the Participant other than as a result of Constructive Termination; (b) a reduction in the Participant's annual base compensation or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five (5) days of the date due; (c) the Company's requiring the Participant to relocate to any place outside a fifty (50) mile radius of the Participant's current work site, except for reasonably required travel on the business of the Company or its Subsidiaries which is not materially greater than such travel requirements prior to the Change in Control; (d) the failure by the Company to (i) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Participant, or (ii) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (e) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Participant of such breach; or (f) the failure of the Company to obtain an agreement, satisfactory to the Participant, from any successors and assigns to assume and agree to perform the obligations created under this Plan.
2.9 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to the Company or any Subsidiary; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and (c) the consultant or adviser is a natural person.
2.10 “Continuous Service” means that the Participant's service with the Company or a Subsidiary, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Subsidiary or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.
2.11 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
2.12 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5.
2.13 “Designated Participant” means (a) an Employee with the title of Vice President or higher or (b) a Director.

2.14 “Director” means a member of the Board, or as applicable, a member of the board of directors of a Subsidiary.
2.15 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company's long-term disability insurance program, as it may be amended from time to time.
2.16 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.17 “Effective Date” shall have the meaning set forth in Section 14.1.
2.18 “Eligible Individual” means any person who is an Employee, a Consultant or an Independent Director, as determined by the Committee.
2.19 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Subsidiary.
2.20 “Equity Restructuring” shall mean a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.
2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.22 “Fair Market Value” means, as of any given date, (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) if Stock is not publicly traded, the fair market value established by the Committee acting in good faith.
2.23 “Full Value Award” means any Award other than an Option or Stock Appreciation Right.
2.24 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
2.25 “Independent Director” means a Director of the Company who is not an Employee.
2.26 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.
2.27 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.
2.28 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.
2.29 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.
2.30 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Section 8.7, but which is subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
2.31 “Performance Bonus Award” has the meaning set forth in Section 8.7.
2.32 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Stock, market share, subscription gross additions, subscription net additions, cumulative subscriptions, churn rate, subscription acquisition cost and revenue per subscription, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.33 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
2.34 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.
2.35 “Performance Share” means a right granted to a Participant pursuant to Section 8.1, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.36 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.
2.37 “Plan” means this TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan, as it may be amended from time to time.
2.38 “Prior Plan” means the TiVo Inc. Amended and Restated 1999 Equity Incentive Plan, as it may be amended from time to time.
2.39 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
2.40 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture.
2.41 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6.
2.42 “Securities Act” shall mean the Securities Act of 1933, as amended.
2.43 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.
2.44 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.
2.45 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4.
2.46 “Subsidiary” means any “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder or any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.

(a) Subject to Article 12, the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan is (i) 19,400,000 plus (ii) that number of shares that are subject to equity awards granted under the Prior Plan which are outstanding as of May 12, 2008 and thereafter terminate, expire, lapse or are forfeited for any reason and which following the termination, expiration, lapse or forfeiture of such awards do not again become available for issuance under the Prior Plan; provided, however, that such aggregate number of shares of Stock available for issuance under the Plan shall be reduced by 1.5 shares for each share of Stock delivered in settlement of any Full Value Award and, provided further, that no more than 42,934,415 shares of Stock may be issued upon the exercise of Incentive Stock Options. The aggregate number of shares of Stock subject to outstanding awards under the Prior Plan as of May 12, 2008 was 23,534,415, accordingly, the total number of shares of Stock in the preceding sentence shall not exceed 42,934,415.
(b) To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, that the number of shares that shall again be available for the grant of an Award pursuant to the Plan shall be increased by 1.5 shares for each share of Stock subject to a Full Value Award at the time such Full Value Award terminates, expires, lapses or is forfeited for any reason. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code, and the following shares of Stock shall not be added back to the shares authorized for grant under this Section 3.1: (i) shares of Stock tendered by the Participant or withheld by the Company in payment of the exercise price of an Option, (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, and (iii) shares of Stock that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right.
3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 12, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 3,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $5,000,000.
ARTICLE 4.
ELIGIBILITY AND PARTICIPATION
4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.
4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.
4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

ARTICLE 5.
STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions:
(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.
(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed seven years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Except as limited by the requirements of Section 409A of the Code or Section 422 of the Code and the regulations and rulings thereunder, the Committee may extend the term of any outstanding Option, and may extend the time during which vested Options may be exercised, in connection with any termination of Continuous Service of the Participant, and may amend any other term or condition of such Option relating to such a termination of Continuous Service.
(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company upon settlement of such sale). The Committee shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company.
(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.
5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Employees and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1, must comply with the provisions of this Section 5.2.
(a) Expiration. Subject to Section 5.2(c), an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:
(i) Seven years from the date it is granted, unless an earlier time is set in the Award Agreement;
(ii) Three months after the Participant's termination of employment as an Employee; and
(iii) One year after the date of the Participant's termination of employment or service on account of Disability or death. Upon the Participant's Disability or death, any Incentive Stock Options exercisable at the Participant's Disability or death may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant's last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.
(b) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.
(c) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.
(e) Right to Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the

Participant.
(f) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.
ARTICLE 6.
RESTRICTED STOCK AWARDS
6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
6.2 Issuance and Restrictions. Subject to Section 11.6, Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by Section 11.6, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
ARTICLE 7.
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights.
(a) A Stock Appreciation Right may be granted to any Eligible Individual selected by the Committee. The exercise price per share of Stock subject to each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the per share Fair Market Value on the date the Stock Appreciation Right is granted. The term of each Stock Appreciation Right shall be no more than seven years from the date of grant thereof. A Stock Appreciation Right shall be subject to such other terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement.
(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.
7.2 Payment and Limitations on Exercise.
(a) Subject to Sections 7.2(b) payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.
(b) To the extent any payment under Section 7.1(b) is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.
ARTICLE 8.

OTHER TYPES OF AWARDS
8.1 Performance Share Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.2 Performance Stock Units. Any Eligible Individual selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.
8.3 Dividend Equivalents. Any Eligible Individual selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award other than an Option or Stock Appreciation Right, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. For the avoidance of doubt, Dividend Equivalents shall not be granted with respect to Options or Stock Appreciation Rights.
8.4 Stock Payments. Any Eligible Individual selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
8.5 Deferred Stock. Any Eligible Individual selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 11.6. Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock award has vested and the Stock underlying the Deferred Stock award has been issued.
8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate subject to Section 11.6. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee; provided, that such dates and such election shall be subject to compliance with Section 409A of the Code. On the maturity date, the Company shall, subject to Section 11.5(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.
8.7 Performance Bonus Awards. Any Eligible Individual selected by the Committee may be granted one or more Performance-Based Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee subject to Section 11.6. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.
8.8 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units shall be set by the Committee in its discretion.
8.9 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of

Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.
8.10 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments and Restricted Stock Units shall only be exercisable or payable while the Participant is an Employee, Consultant or Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock or Restricted Stock Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change in Control of the Company, or because of the Participant's retirement, death or disability, or otherwise; provided, however, that any such provision with respect to Performance Shares or Performance Stock Units shall be subject to the requirements of Section 162(m) of the Code that apply to Qualified Performance-Based Compensation.
8.11 Form of Payment. Payments with respect to any Awards granted under this Article 8 shall be made in cash, in Stock or a combination of both, as determined by the Committee.
8.12 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.
ARTICLE 9.
PERFORMANCE-BASED AWARDS
9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9.
9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the amount earned under a Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered

Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
ARTICLE 10.
INDEPENDENT DIRECTOR AWARDS
The Committee may grant Awards to Independent Directors, subject to the limitations of the Plan, pursuant to a written non-discretionary formula established by the Committee, or any successor committee thereto carrying out its responsibilities on the date of grant of any such Award (the “Independent Director Equity Compensation Policy”). The Independent Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to Independent Directors, the number of shares of Stock to be subject to Independent Director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Committee (or such other successor committee as described above) shall determine in its discretion. For the avoidance of doubt, Awards granted to Independent Directors shall be subject to all of the limitations set forth in the Plan.
ARTICLE 11.
PROVISIONS APPLICABLE TO AWARDS
11.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
11.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant's employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
11.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Independent Directors). The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant's family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant's termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company's lawful issue of securities. Notwithstanding anything herein to the contrary, no Award may be transferred by a Participant to a third-party for consideration absent stockholder approval.
11.4 Beneficiaries. Notwithstanding Section 11.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his or her beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.5 Stock Certificates; Book Entry Procedures.
(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.
(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
11.6 Full Value Award Vesting Limitations.
(a) Notwithstanding any other provision of this Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Stock available pursuant to Section 3.1 may be granted to any one or more Participants without respect to such minimum vesting provisions.
(b) Following the grant of an Award, the Committee, in its discretion and on whatever terms and conditions it selects, may provide that the period during which an Award vests or becomes exercisable will accelerate, in whole or in part, in connection with a change in ownership or control of the Company or a holder's termination of employment or service by reason of the holder's retirement, death or disability. In addition, the Committee may accelerate the vesting or exercisability of an aggregate number of shares of Stock not to exceed 10% of the maximum aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan at any time and for any reason. Except as permitted under this Section 11.6, the Committee shall not exercise any discretion to accelerate the vesting or exercisability of any Award after the grant date of such Award. Nothing in this Section 11.6 shall be construed to limit or restrict the Committee's authority to establish the terms of an Award at the time of grant, including the events or conditions upon which the vesting or exercisability of an Award may accelerate.
11.7 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
ARTICLE 12.
CHANGES IN CAPITAL STRUCTURE
12.1 Adjustments.
(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock other than an Equity Restructuring, the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant's request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 12.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;
(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Award cannot vest, be exercised or become payable after such event.
(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 12.1(a) and 12.1(b):
(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be equitably adjusted. The adjustments provided under this Section 12.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.
(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).
12.2 Change in Control.
(a) In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.
(b) In the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a sale by the stockholders of the Company of the voting stock of the Company to another corporation and/or its subsidiaries that results in the ownership by such corporation and/or its subsidiaries of eighty percent (80%) or more of the combined voting power of all classes of the voting stock of the Company entitled to vote; (iii) a merger or consolidation in which the Company is not the surviving corporation or (iv) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 12.2) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose Continuous Service has not terminated, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised (if applicable) prior to such event.

(c) Notwithstanding any other provisions of this Plan to the contrary other than Section 12.3 or 12.4 below, in the event of a Change in Control and if within thirteen (13) months after the date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or a voluntary termination by the Participant due to a Constructive Termination, then the vesting and exercisability of all Awards held by such Participant shall be accelerated, or any reacquisition or repurchase rights held by the Company with respect to a Award shall lapse, as follows. With respect to those Awards held by a Participant who is a Designated Participant at the time of such termination, fifty percent (50%) of the unvested shares covered by such Awards shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to fifty percent (50%) of the shares still subject to such rights, as appropriate) as of the date of such termination. With respect to those Awards held by all other Participants, twenty-five percent (25%) of the unvested shares covered by such Awards shall vest and become exercisable (or reacquisition or repurchase rights held by the Company shall lapse with respect to twenty-five percent (25%) of the unvested shares still subject to such rights, as appropriate) as of the date of such termination.
12.3 Qualified Performance-Based Compensation. With respect to Awards which are granted to Covered Employees and are intended to qualify as Qualified Performance-Based Compensation, no adjustment or action described in Section 12.1 or 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Qualified Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in Section 12.1 or 12.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 under the Exchange Act unless the Committee determines that the Award is not to comply with such exemptive conditions.
12.4 Section 409A. No action shall be taken under Section 12.1 or 12.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
12.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.
12.6 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
ARTICLE 13.
ADMINISTRATION
13.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the Nasdaq Stock Market (or other principal securities market on which shares of Stock are traded); provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 13.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its independent members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the independent members of the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by

Section 13.5. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

13.2 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:
(a) Designate Participants to receive Awards;
(b) Determine the type or types of Awards to be granted to each Participant;
(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;
(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;
(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;
(g) Decide all other matters that must be determined in connection with an Award;
(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and
(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
13.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
13.5 Delegation of Authority. To the extent permitted by applicable law, the Board may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 13.5 shall serve in such capacity at the pleasure of the Board.

ARTICLE 14.
EFFECTIVE AND EXPIRATION DATE

14.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company's stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it is approved either:
(a) By a majority of the votes cast at a duly held stockholder's meeting at which a quorum representing a representing a majority of outstanding voting stock is, either in person or by proxy, present and voting on the plan; or
(b) By a method and in a degree that would be treated as adequate under Delaware law in the case of an action requiring stockholder approval.
14.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after the tenth anniversary of the Effective Date, except that no Incentive Stock Options may be granted under the Plan after the earlier of the tenth anniversary of (a) the date the Plan is approved by the Board or (b) the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.
ARTICLE 15.
AMENDMENT, MODIFICATION, AND TERMINATION
15.1 Amendment, Modification, and Termination. Subject to Section 16.14, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or Stock Appreciation Right beyond seven years from the date of grant. Notwithstanding any provision in this Plan to the contrary, absent approval of the stockholders of the Company, no Option or Stock Appreciation Right may be amended to reduce the per share exercise price of the shares subject to such Option or Stock Appreciation Right below the per share exercise price as of the date the Option or Stock Appreciation Right is granted and, except as permitted by Article 12, no Option or Stock Appreciation Right may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, Stock Appreciation Right or other Award. Further notwithstanding any provision in this Plan to the contrary, except as permitted by Article 12, absent the approval of the stockholders of the Company, the Committee shall not offer to buyout for a payment in cash, an Option or Stock Appreciation Right previously granted.
15.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 16.14, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.
ARTICLE 16.
GENERAL PROVISIONS
16.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.
16.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.
16.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company)

in order to satisfy the Participant's federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
16.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.
16.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.
16.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
16.7 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
16.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.
16.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
16.10 Fractional Shares. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.
16.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
16.12 Government and Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.
16.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
16.14 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of

Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
* * * * *
I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of TiVo Inc. on                 , 2010.
* * * * *
I hereby certify that the foregoing Plan was approved by the stockholders of TiVo Inc. on                 , 2010.
Executed on this      day of             , 2010.

Corporate Secretary

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TIVO INC.
2011 ANNUAL MEETING OF STOCKHOLDERS
The undersigned stockholder of TiVo Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 31, 2011, and hereby appoints Thomas Rogers and Matthew Zinn, or either of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2011 Annual Meeting of Stockholders of TiVo Inc., to be held on August 3, 2011, at 10:30 a.m., at the offices of Latham & Watkins LLP at 140 Scott Drive, Menlo Park, California, and at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.
This proxy will be voted as directed or, if no contrary direction is indicated, will be voted as follows: (1) for the election of the two named directors to hold office until the 2014 Annual Meeting of Stockholders; (2) for the ratification of the selection of KPMG LLP as independent registered public accounting firm of the Company for its fiscal year ending January 31, 2012; (3) for approval to reserve an additional 5,000,000 shares of our common stock for issuance pursuant to the Amended & Restated 2008 Equity Incentive Award Plan; (4) approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); (5) approve on a non-binding, advisory basis whether a Say-on-Pay vote should occur every one (1) year, every two (2) years or every three (3) years; and as recommended by the Board, or if no recommendation is given, at the discretion of said proxies on such other matters as may come before the meeting.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on August 3, 2011.
The Proxy Statement and the Form 10-K for year ended January 31, 2011 are available on the Internet at: http://www.tivo.com/2011proxy
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please mark your votes as in this example.
1.    Election of Directors:   ☐   FOR all nominees (except as indicated);   ☐ WITHHOLD authority to vote for all nominees Nominees: Thomas Rogers and J. Heidi Roizen.
If you wish to withhold authority to vote for any individual nominee, strike a line through that individual's name.
2.    To ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2012.
☐  FOR    ☐ AGAINST    ☐ ABSTAIN
3.    To approve an amendment to the Amended & Restated 2008 Equity Incentive Award Plan to reserve an additional 5,000,000 shares of our common stock for issuance.   ☐ FOR     ☐ AGAINST     ☐ ABSTAIN
4.    To approve a non-binding, advisory basis the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("Say-on-Pay");.   ☐ FOR     ☐ AGAINST     ☐ ABSTAIN
5.    To approve on a non-binding, advisory basis whether a Say-on-Pay vote should occur every one (1) year, every two (2) years, or every three (3) years.    ☐  1 Year     ☐  2 Years     ☐ 3 Years ☐  ABSTAIN

Note: This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon and returned in the enclosed envelope.

SIGNATURE(S)

DATE

Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.